As filed with the Securities and Exchange Commission on May 8, 2015

Registration No. 333-200465

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GROUP 1 AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	5500	76-0506313
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

800 Gessner, Suite 500

Houston, Texas 77024

(713) 647-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darryl M. Burman

Vice President & General Counsel

800 Gessner, Suite 500

Houston, Texas 77024

(713) 647-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Amount of Registration Fee(1)
5.000% Senior Notes due 2022	$550,000,000	$63,910
Guarantees of 5.000% Senior Unsecured Notes due 2022(2)		None

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	No separate consideration will be received for the Guarantees, and no separate fee is payable pursuant to Rule 457(a) of the rules and regulations under the Securities Act of 1933.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Advantagecars.com, Inc.	Delaware	45-0581106
Amarillo Motors-F, Inc.	Delaware	75-2804528
Baron Development Company, LLC	Kansas	48-1211804
Baron Leasehold, LLC	Kansas	48-1211804
Bob Howard Automotive-East, Inc.	Oklahoma	73-1511394
Bob Howard Chevrolet, Inc.	Oklahoma	73-1329605
Bob Howard Dodge, Inc.	Oklahoma	73-1494123
Bob Howard Motors, Inc.	Oklahoma	73-1370828
Bob Howard Nissan, Inc.	Oklahoma	73-1524179
Bohn Holdings, Inc.	Delaware	02-0687995
Bohn Holdings, LLC	Delaware	02-0688180
Bohn-FII, LLC	Delaware	30-0015852
Chaperral Dodge, Inc.	Delaware	75-2807212
Danvers-N, Inc.	Delaware	46-0488420
Danvers-NII, Inc.	Delaware	73-1650142
Danvers-S, Inc.	Delaware	74-2938756
Danvers-SB, Inc.	Delaware	20-2558430
Danvers-SU, LLC	Delaware	74-2938757
Danvers-T, Inc.	Delaware	74-2931798
Danvers-TII, Inc.	Delaware	46-0481783
Danvers-TIII, Inc.	Delaware	20-0632215
Danvers-TL, Inc.	Delaware	74-2938758
FMM, Inc.	California	95-2913972
G1R Florida, LLC	Delaware	26-0609879
G1R Mass, LLC	Delaware	76-0632149
GPI AL-N, Inc.	Delaware	20-5006515
GPI AL-SB, LLC	Delaware	20-5006515
GPI CA-DMII, Inc.	Delaware	26-1232377
GPI CA-F, Inc.	Nevada	46-4159902
GPI CA-NIII, Inc.	Delaware	20-4777121
GPI CA-SH, Inc.	Nevada	46-4147553
GPI CA-SV, Inc.	Delaware	45-2282204
GPI CA-TII, Inc.	Delaware	20-4777289
GPI CC, Inc.	Delaware	45-3260089
GPI FL-A, LLC	Nevada	46-5635686
GPI FL-H, LLC	Delaware	82-0573686
GPI FL-VW, LLC	Delaware	45-5263147
GPI FL-VWII, LLC	Delaware	45-5303735
GPI GA Holdings, Inc.	Delaware	46-1276149
GPI GA Liquidation, LLC	Delaware	46-1276149
GPI GA-CGM, LLC	Nevada	46-4065637
GPI GA-DM, LLC	Delaware	26-0868772
GPI GA-F, LLC	Delaware	58-1092802
GPI GA-FII, LLC	Delaware	58-2436391
GPI GA-FIII, LLC	Delaware	46-4060022
GPI GA-FM, LLC	Nevada	46-4074549

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
GPI GA-FV, LLC	Nevada	46-1276149
GPI GA-SU, LLC	Nevada	46-4089193
GPI GA-T, LLC	Delaware	76-0646121
GPI GA-TII, LLC	Nevada	46-4103320
GPI KS Motors, Inc.	Delaware	45-4566983
GPI KS-SB, Inc.	Delaware	20-5840277
GPI KS-SH, Inc.	Delaware	45-4150367
GPI KS-SK, Inc.	Delaware	45-4150516
GPI LA-FII, LLC	Delaware	02-0688180
GPI LA-SH, LLC	Delaware	02-0688180
GPI MD-SB, Inc.	Delaware	26-1954592
GPI MS-H, Inc.	Delaware	20-5006463
GPI MS-N, Inc.	Delaware	20-5006401
GPI MS-SK, Inc.	Delaware	20-5006315
GPI NH-T, Inc.	Delaware	20-3665557
GPI NH-TL, Inc.	Delaware	20-3939903
GPI NY Holdings, Inc.	Nevada	46-5147937
GPI NY-DM, LLC	Nevada	26-0870713
GPI NY-FV, LLC	Nevada	20-1152969
GPI NY-SB, LLC	Nevada	20-1152998
GPI OK-HII, Inc.	Nevada	46-3268295
GPI OK-SH, Inc.	Delaware	46-0913134
GPI SAC-T, Inc.	Delaware	20-0737962
GPI SC, Inc.	Delaware	27-4460104
GPI SC Holdings, Inc.	Delaware	27-1961791
GPI SC-A, LLC	Delaware	27-1961791
GPI SC-SB, LLC	Delaware	26-0868355
GPI SC-SBII, LLC	Delaware	27-1961791
GPI SC-T, LLC	Delaware	27-1961791
GPI SD-DC, Inc.	Delaware	20-0738328
GPI TX-ARGMIII, Inc.	Nevada	46-3606928
GPI TX-DMII, Inc.	Nevada	46-5202539
GPI TX-EPGM, Inc.	Delaware	45-1795973
GPI TX-F, Inc.	Delaware	45-1795677
GPI TX-FII, Inc.	Delaware	45-3555253
GPI TX-HGM, Inc.	Delaware	45-2780219
GPI TX-HGMII, Inc.	Nevada	46-3514961
GPI TX-NVI, Inc.	Nevada	46-3617927
GPI TX-SBII, Inc.	Delaware	27-5135196
GPI TX-SBIII, Inc.	Nevada	46-3602146
GPI TX-SHII, Inc.	Delaware	45-4557518
GPI TX-SK, Inc.	Delaware	46-2015406
GPI TX-SKII, Inc.	Nevada	46-4624358
GPI TX-SV, Inc.	Delaware	26-4427703
GPI TX-SVII, Inc.	Delaware	45-3036400
GPI TX-SVIII, Inc.	Delaware	45-3838676
GPI, Ltd.	Texas	76-0625642
Group 1 Associates Holdings, LLC	Delaware	20-3046191
Group 1 Associates, Inc.	Delaware	51-0390227
Group 1 FL Holdings, Inc.	Delaware	82-0573686
Group 1 Funding, Inc.	Delaware	20-2066890

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Group 1 Holdings-DC, L.L.C.	Delaware	52-2203214
Group 1 Holdings-F, L.L.C.	Delaware	52-2203228
Group 1 Holdings-GM, L.L.C.	Delaware	52-2203229
Group 1 Holdings-H, L.L.C.	Delaware	52-2203230
Group 1 Holdings-N, L.L.C.	Delaware	52-2203232
Group 1 Holdings-S, L.L.C.	Delaware	52-2203234
Group 1 Holdings-T, L.L.C.	Delaware	52-2203236
Group 1 LP Interests-DC, Inc.	Delaware	51-0379880
Group 1 Realty, Inc.	Delaware	76-0632149
Harvey Ford, LLC	Delaware	52-2200134
Harvey GM, LLC	Delaware	74-2931595
Harvey Operations-T, LLC	Delaware	52-2203237
Howard-DCIII, LLC	Delaware	20-1838899
Howard-GM II, Inc.	Delaware	73-1613234
Howard-GM, Inc.	Delaware	73-1577853
Howard-H, Inc.	Delaware	73-1577855
Howard-HA, Inc.	Delaware	73-1577856
Howard-SB, Inc.	Delaware	46-0470107
Ira Automotive Group, LLC	Delaware	74-2940277
Ivory Auto Properties of South Carolina, LLC	South Carolina	20-8432044
Key Ford, LLC	Delaware	59-1168670
Kutz-N, Inc.	Delaware	75-1905979
Lubbock Motors, Inc.	Delaware	75-2822208
Lubbock Motors-F, Inc.	Delaware	75-2804514
Lubbock Motors-GM, Inc.	Delaware	20-0284194
Lubbock Motors-S, Inc.	Delaware	75-2868766
Lubbock Motors-SH, Inc.	Delaware	75-2859295
Lubbock Motors-T, Inc.	Delaware	75-2804659
Maxwell Ford, Inc.	Delaware	74-2884783
Maxwell-GMII, Inc.	Delaware	74-1061940
Maxwell-N, Inc.	Delaware	74-2360462
Maxwell-NII, Inc.	Delaware	76-0513858
McCall-F, Inc.	Delaware	27-4460429
McCall-H, Inc.	Delaware	76-0237540
McCall-HA, Inc.	Delaware	76-0173063
McCall-N, Inc.	Delaware	46-0478546
McCall-SB, Inc.	Delaware	20-1041115
McCall-T, Inc.	Delaware	74-1649754
McCall-TII, Inc.	Delaware	76-0654109
McCall-TL, Inc.	Delaware	76-0270456
Mike Smith Automotive-H, Inc.	Delaware	76-0603178
Mike Smith Automotive-N, Inc.	Texas	76-0566784
Mike Smith Autoplaza, Inc.	Texas	76-0202396
Mike Smith Autoplex Dodge, Inc.	Texas	76-0566783
Mike Smith Autoplex, Inc.	Texas	76-0561393
Mike Smith Autoplex-German Imports, Inc.	Texas	76-0566786
Mike Smith Imports, Inc.	Texas	76-0586800
Millbro, Inc.	California	95-4676240
Miller Automotive Group, Inc.	California	95-4261521
Miller Family Company, Inc.	California	95-4585358

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Miller Infiniti, Inc.	California	95-4229913
Miller Nissan, Inc.	California	95-1912506
Miller-DM, Inc.	Delaware	20-1055954
NJ-DM, Inc.	Delaware	20-0411389
NJ-H, Inc.	Delaware	20-0411305
GPI NJ-HA, LLC	Nevada	20-4920026
NJ-HAII, Inc.	Delaware	20-4920115
GPI NJ-HII, LLC	Nevada	20-4919976
GPI NJ-SB, LLC	Nevada	20-4920063
NJ-SV, Inc.	Delaware	20-0411329
Rockwall Automotive-DCD, Ltd.	Texas	76-0659030
Rockwall Automotive-F, Inc.	Delaware	75-2804507
Tate CG, L.L.C.	Maryland	52-1931345

(1)	The address for each Registrant Guarantor is 800 Gessner, Suite 500, Houston, Texas 77024 and the telephone number for each Registrant Guarantor is (713) 647-5700.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offering is not permitted.

SUBJECT TO COMPLETION, DATED MAY 8, 2015

PROSPECTUS

Group 1 Automotive, Inc.

Offer to Exchange

Up To $550,000,000 of

5.000% Senior Notes due 2022

That Have Not Been Registered Under The Securities Act of 1933

For

Up To $550,000,000 of

5.000% Senior Notes due 2022

That Have Been Registered Under The Securities Act of 1933

Terms of the New 5.000% Senior Notes due 2022 Offered in the Exchange Offer:

•	The terms of the notes to be issued pursuant to this exchange offer (the “new notes”) are identical to the terms of the notes that may be exchanged pursuant to this exchange offer (the “old notes”) that were issued on June 2, 2014 and September 9, 2014, except that the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

•	We are offering to exchange up to $550,000,000 of our old notes for new notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

•	We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , , unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of new notes for old notes will not be a taxable event for U.S. federal income tax purposes.

•	Broker-dealers who receive new notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such new notes.

•	Broker-dealers who acquired the old notes as a result of market-making or other trading activities may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the new notes.

You should carefully consider the risks set forth under “Risk Factors” beginning on page 7 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     ,         .

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus or in the documents incorporated by reference into this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents as the case may be.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, Texas 77024, Attention: Darryl M. Burman, Vice President & General Counsel (Telephone (713) 647-5700). To obtain timely delivery of any requested information, holders of old notes must make any request no later than five business days prior to the expiration of the exchange offer.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and in the documents incorporated by reference includes certain “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. The statements discussed in this prospectus and in the documents we incorporate by reference that are not purely historical data are forward-looking statements. These statements discuss future expectations or state other “forward-looking” information and involve risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus and the documents we incorporate by reference. The risk factors and other factors noted throughout this prospectus and in the documents incorporated by reference could cause our actual results to differ materially from those contained in any forward-looking statement. Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statement.

We will not update these statements unless securities laws require us to do so. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” on page 7 of this prospectus and in the documents incorporated by reference herein.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

ii

PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus and the information incorporated by reference into this prospectus for a more complete understanding of our business and the terms of the notes, as well as the tax and other considerations that are important to you, before making an investment decision. You should pay special attention to the “Risk Factors” section beginning on page 7 of this prospectus.

Our Company

We are one of the largest dealership groups in the automotive retail industry in the U.S. with total revenue for the three months ended March 31, 2015 of approximately $2.4 billion. As of March 31, 2015, we owned and operated 195 franchises, representing 32 brands of automobiles, at 150 dealership locations as well as 38 collision service centers in the U.S., the U.K. and Brazil. Through our dealership network, we sell new and used cars and light trucks, arrange related vehicle financing, sell service and insurance contracts, provide automotive maintenance and repair services and sell vehicle parts. Our operations are located in 14 states in the U.S., 15 towns in the U.K., and in the states of Sao Paulo, Paraná and Mato Grosso do Sul in Brazil. As of March 31, 2015, our U.S. retail network consisted of the following two regions (with the number of dealerships they comprised): (a) the West (76 dealerships principally in Texas, Oklahoma and California with dealerships in Kansas and Louisiana as well) and (b) the East (40 dealerships principally in Massachusetts, Georgia, New Jersey and New Hampshire, with dealerships in Alabama, Florida, Louisiana, Maryland, Mississippi and South Carolina as well).

Risk Factors

Investing in the new notes involves substantial risks. You should carefully consider all the information contained in this prospectus prior to participating in the exchange offer. In particular, we urge you to consider carefully the factors set forth under “Risk Factors” beginning on page 7 of this prospectus and the risk factors described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”), together with all of the other information included or incorporated by reference in this prospectus.

Corporate Information

Our principal executive offices are located at 800 Gessner, Suite 500, Houston, Texas 77024, and our telephone number is (713) 647-5700. Our website is http://www.group1auto.com. We make our periodic and current reports and other information filed with or furnished to the Securities and Exchange Commission (the “SEC”), available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

The Exchange Offer

On June 2, 2014 and September 9, 2014, we completed private offerings of the original notes and additional notes, respectively. We entered into registration rights agreements with the initial purchasers in the private offerings in which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offer no later than 60 days after the date on which the registration statement, of which the prospectus forms a part of, is declared effective by the Securities and Exchange Commission. The following is a summary of the exchange offer.

Old Notes	On June 2, 2014 and September 9, 2014, we issued $350.0 million aggregate principal amount and $200.0 million aggregate principal amount, respectively, of the old notes.

New Notes	The terms of the new notes are substantially identical to the terms of the old notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes do not apply to the new notes. The new notes, together with any old notes that remain outstanding after the completion of the exchange offer, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The new notes will have a CUSIP number different from that of any old notes that remain outstanding after the completion of the exchange offer.

Exchange Offer	We are offering to exchange new notes for old notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , , unless we decide to extend it.

Condition to the Exchange Offer	The registration rights agreements do not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered.

Procedures for Tendering Old Notes	All of the old notes are held in book-entry form through the facilities of The Depository Trust Company, or “DTC.” To participate in the exchange offer, you must follow the procedures established by DTC for tendering notes held in book-entry form. These procedures, which we call “ATOP,” require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP, and (ii) that DTC confirm that:

•	DTC has received instructions to exchange your old notes; and

•	you agree to be bound by the terms of the letter of transmittal in Annex A hereto.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer” and “—Procedures for Tendering.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any old note that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreements.

Consequences of Failure to Exchange Old Notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act of 1933, as amended (the “Securities Act”), except in limited circumstances provided under the applicable registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Consequences	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain U.S. Federal Income Tax Considerations.”

Exchange Agent	We have appointed Wells Fargo Bank, National Association as the exchange agent for the exchange offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal to the exchange agent.

Terms of the New Notes

The new notes will be substantially identical to the old notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes. In this prospectus, we sometimes refer to the new notes and the old notes, collectively, as the “notes.”

The following summary contains basic information about the new notes and the subsidiary guarantees and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the new notes and the subsidiary guarantees, including definitions of certain terms used below, please refer to the section entitled “Description of New Notes” in this prospectus.

Issuer	Group 1 Automotive, Inc.

Securities	$550.0 million aggregate principal amount of 5.000% Senior Notes due 2022.

Maturity date	June 1, 2022.

Interest rate	5.000% per year, accruing from June 2, 2014.

Interest payment dates	June 1 and December 1 of each year, commencing December 1, 2014. Interest will accrue from June 2, 2014.

Optional redemption	On or after June 1, 2017, we may redeem some or all of the notes at specified prices set forth herein, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption. We may also redeem some or all of the notes at any time prior to June 1, 2017, at a make-whole redemption price described in this prospectus, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time on or prior to June 1, 2017, we may redeem up to 35% of the original principal amount of the notes in an amount not greater than the proceeds of certain equity offerings at a redemption price of 105.000% of the principal amount of the notes, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of New Notes—Optional redemption.”

Subsidiary guarantees	The notes will be guaranteed on a senior unsecured basis by all of the Company’s existing and future domestic Restricted Subsidiaries that are guarantors or borrowers under our Revolving Credit Facility. Under certain circumstances, subsidiary guarantors may be released from their subsidiary guarantees without the consent of the holders of notes. See “Description of New Notes—Subsidiary guarantees.”

For the year ended December 31, 2014 and the three months ended March 31, 2015, our non-guarantor subsidiaries, principally comprising the Company’s foreign subsidiaries:

•	represented approximately 17.7% and 17.9% of our total net sales;

•	represented approximately (1.8)% and 6.3% of our operating income from continuing operations; and

•	represented approximately 7.0% and 6.2% of our Adjusted EBITDA, including Floorplan interest expense on a consolidated basis, respectively.

As of March 31, 2015, our non-guarantor subsidiaries, principally comprising the Company’s foreign subsidiaries:

•	represented approximately 13.9% of our total assets, excluding intercompany assets; and

•	had approximately $324.4 million of total liabilities, including trade payables but excluding intercompany liabilities.

Ranking	The notes will be the Company’s senior unsecured obligations and will rank:

•	equal in right of payment with all existing and future senior unsecured Debt of the Company;

•	effectively subordinated to all existing and future senior secured Debt of the Company to the extent of the value of the assets securing such Debt;

•	senior in right of payment to all subordinated Debt of the Company; and

•	effectively subordinated to any debt of any non-guarantor subsidiaries.

The subsidiary guarantees will be the subsidiary guarantors’ senior unsecured obligations and will rank:

•	equal in right of payment with all existing and future senior unsecured Debt of the subsidiary guarantors;

•	effectively junior in right of payment to all existing and future senior secured Debt of the subsidiary guarantors to the extent of the value of the assets securing such Debt; and

•	senior in right of payment to all subordinated Debt of the subsidiary guarantors.

As of March 31, 2015, the Company and the Subsidiary Guarantors had approximately $1,068.4 million of long-term debt outstanding and undrawn availability under the Acquisition Line of our Revolving Credit Facility of approximately $150.6 million. Additionally, the Company and the Subsidiary Guarantors had approximately $2.3 billion of secured indebtedness outstanding, including floorplan notes payable.

Certain covenants	We will issue the new notes under an indenture with Wells Fargo Bank, National Association, as trustee. The indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:

•	incur additional Debt and guarantee Debt;

•	pay dividends on our capital stock or repurchase our capital stock and make certain other restricted payments;

•	enter into agreements limiting dividends and certain other restricted payments;

•	prepay, redeem or repurchase subordinated Debt;

•	grant liens on our assets;

•	merge, consolidate or convey, transfer or lease all or substantially all of our assets;

•	sell, transfer or otherwise dispose of property and assets; and

•	engage in transactions with affiliates.

These covenants are subject to a number of important exceptions and qualifications. For more details, see “Description of New Notes.” Certain covenants will be suspended and will not apply to the notes for so long as the notes have investment grade ratings from either Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”) and no default or event of default shall have occurred and be continuing at the time of suspension.

Transfer Restrictions; Trading Market for the New Notes	The new notes generally will be freely transferable and, after the exchange offer, will trade together with the old notes. There can be no assurance as to the liquidity of any market for the notes.

Risk Factors	Investing in the new notes involves risks. See “Risk Factors” for a discussion of certain factors you should consider in evaluating whether or not to tender your old notes.

RISK FACTORS

Before deciding to participate in the exchange offer, you should carefully consider all of the information contained in this prospectus and the documents incorporated by reference into this prospectus as provided under “Where You Can Find More Information,” including our 2014 Annual Report. This prospectus and the documents incorporated by reference into this prospectus also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below, elsewhere in this prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

Risks Relating to the Exchange Offer

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act unless the applicable registration rights agreement with the initial purchasers of the old notes requires us to do so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of the old notes outstanding.

Risks Relating to the New Notes.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under applicable debt instruments, which may not be successful.

Our ability to make scheduled payments on or to refinance our indebtedness obligations, including our credit facilities and the new notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the new notes.

If our cash flows and capital resources are insufficient to fund debt service obligations, we may be forced to reduce or delay investments and capital expenditures, sell assets, seek additional capital or restructure or refinance indebtedness. Our ability to restructure or refinance indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of sufficient cash flows and capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet debt service and other obligations. Our Revolving Credit Facility currently restricts our ability to dispose of assets and our use of the proceeds from such disposition. We may not be able to consummate those dispositions, and the proceeds of any such disposition may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet scheduled debt service obligations.

Our Revolving Credit Facility provides a total borrowing capacity of $1.7 billion. We can expand the Revolving Credit Facility to its maximum commitment of $1.95 billion, subject to participating lender approval. The Revolving Credit Facility consists of two tranches: a maximum of $1.6 billion for vehicle inventory financing under the Floorplan Line, as well as a maximum of $320.0 million and a minimum of $100.0 million for working capital and general corporate purposes, including acquisitions, under the Acquisition Line. The capacity under these two tranches can be re-designated within the overall $1.7 billion commitment, subject to the aforementioned limits. However, the amount of available borrowing capacity under the Acquisition Line may be limited from time to time based upon the available borrowing base calculation within the debt covenants under the Revolving Credit Facility. In the future, we may not be able to access adequate funding under our Revolving Credit Facility as a result of an unwillingness or inability on the part of lending counterparties to meet their funding obligations or the inability of other lenders to provide additional funding to cover the defaulting lender’s portion, which would have a material adverse effect on our financial condition and results of operations and impair our ability to service our indebtedness.

Our leverage and debt service obligations may adversely affect our financial condition, results of operations, business prospects and our ability to make payments on the notes.

As of March 31, 2015, we and our subsidiaries had approximately $1,147.2 million of outstanding long-term debt, including $123.7 million under the Acquisition Line of our Revolving Credit Facility, $57.2 million under our Real Estate Credit Facility, $371.4 million in real estate related and other long-term debt, $54.6 million in Capital Lease Obligations and $550.0 million aggregate principal amount of the notes, and we had approximately $150.6 million of borrowing capacity under the Acquisition Line of our Revolving Credit Facility. In addition, at March 31, 2015, the Company and its subsidiaries had approximately $1.3 billion floorplan debt outstanding.

Our level of indebtedness could affect our operations in several ways, including the following:

•	require us to dedicate a substantial portion of our cash flow from operations to service our existing debt, thereby reducing the cash available to finance our operations and other business activities;

•	limit management’s discretion in operating our business and our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	increase our vulnerability to downturns and adverse developments in our business and the economy generally;

•	limit our ability to access the capital markets to raise capital on favorable terms or to obtain additional financing for working capital, capital expenditures or acquisitions or to refinance existing indebtedness;

•	place restrictions on our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations;

•	make us vulnerable to increases in interest rates as our indebtedness under any revolving credit facility may vary with prevailing interest rates;

•	place us at a competitive disadvantage relative to competitors with lower levels of indebtedness in relation to their overall size or less restrictive terms governing their indebtedness; and

•	make it more difficult for us to satisfy our obligations under the notes or other debt and increase the risk that we may default on our debt obligations.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our credit facilities are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Based upon the aggregate amount of variable-rate indebtedness outstanding as of March 31, 2015, and before the impact of our interest rate swaps, a 100-basis point change in interest rates would have resulted in an approximate $5.5 million change in our annual interest expense. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

The notes and the subsidiary guarantees will be unsecured obligations and will be effectively subordinated to all of our existing and future secured indebtedness and structurally subordinated to liabilities of any non-guarantor subsidiaries.

The notes and the subsidiary guarantees will be general unsecured senior obligations ranking effectively junior to all of our existing and future secured indebtedness (including all borrowings under our credit facilities) to the extent of the value of the collateral securing such indebtedness. If we or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, the holders of our secured indebtedness or the secured indebtedness of such subsidiary guarantor will be entitled to be paid in full from the proceeds of the assets, if any, securing such indebtedness before any payment may be made with respect to the notes or the affected subsidiary guarantees. Holders of the notes will participate ratably in any remaining proceeds with all holders of our unsecured indebtedness, including unsecured indebtedness incurred after the notes are issued that does not rank junior to the notes, including trade payables and all of our other general indebtedness, based on the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient funds to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness. In addition, our subsidiaries that provide, or will provide, subsidiary guarantees will be automatically released from those subsidiary guarantees upon the occurrence of certain events without the consent of the holders of the notes.

If any subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “Description of New Notes—Subsidiary guarantees.”

The notes will also be structurally subordinated to any indebtedness and other liabilities of any subsidiaries that do not guarantee the notes. The indenture governing the notes permits us to form or acquire additional subsidiaries that are not subsidiary guarantors of the notes in certain circumstances.

Holders of the notes will have no claim as a creditor against any of our non-guarantor subsidiaries. See “Description of New Notes—Subsidiary guarantees.”

As of March 31, 2015, the Company and the Subsidiary Guarantors had approximately $1,068.4 million of outstanding long-term debt, including $123.7 million under the Acquisition Line of our Revolving Credit Facility, $57.2 million under our Real Estate Credit Facility, $371.4 million in real estate-related long-term debt, $54.6 million in Capital Lease Obligations and $550.0 million aggregate principal amount of the notes, and we had approximately $150.6 million of borrowing capacity under the Acquisition Line of our Revolving Credit Facility. In addition, the Company and the Subsidiary Guarantors had approximately $1.2 billion of floorplan debt outstanding. As of March 31, 2015, the Company and the Subsidiary Guarantors had secured debt of $2.3 billion, including floorplan notes payable.

As of March 31, 2015, our non-guarantor subsidiaries (i) held approximately $568.5 million of our consolidated assets and (ii) had approximately $324.4 million of total liabilities including trade payables, and $78.9 million of indebtedness but excluding intercompany liabilities, and our non-guarantor subsidiaries generated approximately 17.9% of our total net sales and 6.2% of our Adjusted EBITDA, including Floorplan interest expense for the three month period ended March 31, 2015.

We and the subsidiary guarantors may incur substantial additional indebtedness. This could increase the risks associated with the notes.

Subject to the restrictions in the indenture governing the notes and in other instruments governing our other outstanding indebtedness (including our credit facilities), we and our subsidiaries may incur substantial additional indebtedness (including secured indebtedness) in the future. Although the indenture governing the notes and our credit facilities contain, restrictions on the incurrence of additional indebtedness, these restrictions are subject to waiver and a number of significant qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be substantial.

If we or a subsidiary guarantor incurs any additional indebtedness that ranks equally with the notes (or with the subsidiary guarantees thereof), including additional unsecured indebtedness or trade payables, the holders of that indebtedness will be entitled to share ratably with holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or a subsidiary guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the notes in connection with such a distribution.

Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation, whether:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•	depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

We cannot assure you that we will be able to maintain or improve our leverage position.

An element of our business strategy involves maintaining a disciplined approach to financial management. Although we will seek to maintain or improve our leverage position, our ability to maintain or reduce our level of indebtedness depends on a variety of factors, including future performance and our future debt financing needs. General economic conditions and financial, business and other factors will also affect our ability to maintain or improve our leverage position. Many of these factors are beyond our control.

Our credit facilities and the indenture governing the notes have restrictive covenants that could limit our financial flexibility. Our credit facilities and the indenture governing the notes contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our ability to borrow under our credit facilities is subject to compliance with certain financial covenants, including the maintenance of certain financial ratios, including a minimum current ratio, an asset coverage ratio and a minimum interest coverage ratio. Our credit facilities and the indenture governing the notes contain covenants, that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	sell assets;

•	pay dividends or make certain investments;

•	create liens that secure indebtedness;

•	enter into transactions with affiliates; and

•	merge or consolidate with another company.

See “Description of New Notes—Certain covenants.” Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our indebtedness. We would not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and our other indebtedness, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would affect our ability to make principal and interest payments on the notes.

Any default under the agreements governing our indebtedness that is not cured or waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal, premium, if any, and interest, or special interest, if any, on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest, or special interest, if any, on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness (including covenants in credit facilities and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default:

•	the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers under our credit facilities to avoid being in default. If we breach our covenants under our credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

If we experience certain kinds of changes of control, we may be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered following a change of control, and any future debt, which may also include change of control repurchase provisions. In addition, the terms of future indebtedness may prohibit us from repurchasing notes upon a change of control. Our failure to repurchase the notes upon a change of control could cause a default under the indenture governing the notes and could lead to a cross default under our Revolving Credit Facility and other debt instruments. Additionally, using cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations. See “Description of New Notes—Change of control.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our assets. There is no precise established definition of the phrase “substantially all” under applicable law, and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Federal and state statutes allow courts, under specific circumstances, to void the notes and/or the subsidiary guarantees and, if that occurs, noteholders may not receive any payments on the notes or the subsidiary guarantees or may require you to repay amounts already received.

Federal bankruptcy and state fraudulent transfer laws permit a court to avoid all or a portion of the obligations under the notes or of a subsidiary guarantor pursuant to its guarantee of the notes, thereby, reducing or eliminating the noteholders’ ability to recover on account of the notes or the subsidiary guarantee. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, a note or a subsidiary guarantee could be voided as a fraudulent transfer or conveyance if (i) the note or subsidiary guarantee was incurred with the intent of hindering, delaying or defrauding creditors; or (ii) we or the subsidiary guarantor received less than reasonably equivalent value or fair consideration in return for incurring the subsidiary guarantee and, in the case of (ii) only, one of the following is also true at the time thereof:

•	we or any of the subsidiary guarantors was insolvent or rendered insolvent by reason of the incurrence of the subsidiary guarantee;

•	the incurrence of the subsidiary guarantee left either us or any subsidiary guarantor with an unreasonably small amount of capital or assets to carry on the business; or

•	we or any of the subsidiary guarantors intended to, or believed that it would, incur debts beyond its ability to pay such debts as they mature.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the notes.

If a court were to find that the issuance of the notes or the incurrence of a subsidiary guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or the subsidiary guarantee, subordinate the notes or that subsidiary guarantee to presently existing and future indebtedness of ours or of the related subsidiary guarantor, or require the holders of the notes to repay any amounts received with respect to that subsidiary guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the subsidiary guarantees would be subordinated to our or any of our subsidiary guarantors’ other debt. The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law of the applicable jurisdiction. Generally, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.

Each subsidiary guarantee will contain a provision intended to limit the subsidiary guarantor’s liability under its guarantee to the maximum amount that the subsidiary guarantor could incur without causing the incurrence of obligations under its guarantee to be deemed a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under applicable fraudulent transfer or conveyance laws.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by Standard & Poor’s or Moody’s and no default has occurred and is continuing.

Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by Standard & Poor’s or Moody’s, provided at such time no default or event of default has occurred and is continuing. These covenants include restrictions on our ability to pay dividends, to incur debt and to enter into certain transactions. There can be no assurance that the notes will ever be rated investment grade. However, suspension of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force and these transactions will not result in an event of default in the event these covenants are subsequently reinstated. See “Description of New Notes—Effectiveness of certain covenants.”

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop or continue for the notes.

The old notes have not been registered under the Securities Act, and may not be resold by holders thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. Following the exchange of the old notes for new notes, the new notes will trade together with the old notes. However, we cannot assure you that an active trading market for the notes will develop or continue, and we have no obligation to create such a market.

The liquidity of any trading market for the notes and the market price quoted for the notes depends upon the number of holders of the notes, the overall market for similar securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

EXCHANGE OFFER

We sold the old notes on June 2, 2014 and September 9, 2014 pursuant to purchase agreements dated as of May 16, 2014, and September 4, 2014, respectively, by and among the Issuer and the Guarantors and the initial purchasers named therein. The old notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act

Purpose and Effect of the Exchange Offer

At the closings of the offerings of the original notes and additional notes, we entered into registration rights agreements with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

•	file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes, and

•	use commercially reasonable efforts to have the exchange offer completed by June 2, 2015.

Additionally, we agreed to offer to holders of the old notes the new notes in exchange for surrender of the old notes upon the SEC’s declaring the exchange offer registration statement effective. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, and to keep the exchange offer open for a period of not less than 20 business days.

For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note or, if no interest has been paid on such old note, from June 2, 2014. Each of the registration rights agreements also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period of 180 days after the completion of the exchange offer, which period may be extended under certain circumstances.

The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities other than old notes acquired directly from us or one of our affiliates.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

•	will not be able to rely on the interpretation of the staff of the SEC,

•	will not be able to tender its old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under “—Your Representations to Us.”

We further agreed to file with the SEC a shelf registration statement to register for public resale of old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

•	the exchange offer is not permitted by applicable law or SEC policy, or

•	any holder of the old notes (other than a participating broker-dealer) is not eligible to participate in the exchange offer or, in the case of any holder of the old notes (other than a participating broker-dealer) that participates in the exchange offer, such holder of the old notes does not receive freely-tradeable exchange securities on the date of the exchange, or

•	upon completion of the exchange offer, any initial purchaser shall so request, under certain circumstances, in connection with any offering or sale of notes.

We have agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective until the date the notes cease to be “registrable securities” (as defined in the registration rights agreement), or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement or the date that is 270 days after the notes can be sold freely by an affiliate pursuant to Rule 144. We refer to this period as the “shelf effectiveness period.” The registration rights agreements provide that, in the event that either the exchange offer is not completed prior to June 2, 2015 or the shelf registration statement, if required, is not declared effective (or does not automatically become effective) when required under the registration rights agreements, or a registration statement applicable to the notes is declared effective as required under the registration rights agreements but thereafter fails to remain effective and is unusable in connection with resales for more than 30 calendar days (we refer to each of such events as a “Registration Default”), the interest rate on the old notes will be increased by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues up to a maximum of 1.00% per annum until the cure of all Registration Defaults, at which time the increased interest shall cease to accrue.

Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreements) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement.

If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly rendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

This summary of the material provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements, copies of which are incorporated by reference into this prospectus.

Except as set forth above, after consummation of the exchange offer, holders of old notes which are the subject of the exchange offer have no registration or exchange rights under the registration rights agreements. See “—Consequences of Failure to Exchange.”

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $550,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the applicable registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on             ,         , unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes;

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreements, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose contact information is set forth in “Prospectus Summary—The Exchange Offer—Exchange Agent.”

Procedures for Tendering Notes Represented by Global Notes Held in Book-Entry Form

We have confirmed with the Depository Trust Company (the “DTC”) that the old notes issued in book-entry form and represented by global certificates held for the account of DTC may be tendered using the ATOP instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will be deemed to state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the notes.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting fees, legal fees incurred by us, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the applicable registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreements. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented.

	Year Ended December 31,					Three Months Ended March 31, 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	2.0x	2.7x	2.9x	3.0x	2.5x	3.2x

For purposes of calculating the ratio of consolidated earnings to fixed charges:

•	“earnings” is the aggregate of the following: pre-tax income from continuing operations; plus fixed charges; less capitalized interest; and

•	“fixed charges” means the sum of the following: interest expense; interest capitalized; an estimate of the interest within rental expense.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

DESCRIPTION OF NEW NOTES

We issued the old notes and will issue the new notes (the old notes and the new notes are referred to in this Description of New Notes as the “Notes”) under an Indenture (the “Indenture”), dated June 2, 2014, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association as trustee (the “Trustee”). The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as amended (the “TIA”).

If the exchange offer contemplated by this prospectus is consummated, holders of old notes who do not exchange those notes for new notes in the exchange offer will vote together with holders of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of such old notes, the new notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the old notes and the new notes then outstanding.

This Description of New Notes is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this Description of New Notes is only a summary, it does not contain all of the details found in the full text of, and is qualified in its entirety by the provisions of, the Notes and the Indenture. You should refer to the Indenture for a complete description of the obligations of the Company, the Subsidiary Guarantors and your rights. The Company will make a copy of the Indenture available to the Holders and to prospective investors upon request.

You will find the definitions of capitalized terms used in this description under the heading “—Certain definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Group 1 Automotive, Inc. and not to its subsidiaries. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture.

General

The Notes will be:

•	general unsecured senior obligations of the Company;

•	will initially be limited to an aggregate principal amount of $550.0 million, subject to our ability to issue Additional Notes;

•	mature on June 1, 2022; and

•	unconditionally guaranteed on a senior unsecured basis by all of the Company’s existing or future domestic Restricted Subsidiaries that are guarantors or borrowers under the Revolving Credit Facility.

The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, and will be represented by one or more registered notes in global form, but in certain circumstances may be represented by Notes in definitive form.

Interest

The interest on the Notes will:

•	accrue at the rate of 5.000% per annum;

•	accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•	be payable in cash semi-annually in arrears on June 1 and December 1, commencing on December 1, 2014;

•	be payable to the Holders of record at the close of business on the May 15 and November 15 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any payment date with respect to the Notes falls on a day that is not a business day, the payment to be made on such payment date will be made on the next succeeding business day with the same force and effect as if made on such payment date. Interest on overdue principal, if any, will accrue at the applicable interest rate on the Notes.

Payments on the notes; paying agent and registrar

The Company will pay principal of (and premium, if any) on Notes issued in certificated form at the Trustee’s corporate trust office in the United States. At the Company’s option, interest on Notes issued in certificated form may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of Holders. The Trustee will initially act as the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes. The Company may change any Paying Agent and Registrar without notice to Holders of the Notes. The Company or any of its Restricted Subsidiaries may act as the Paying Agent or Registrar.

The Company will pay the principal, premium, if any, and interest on, Notes in global form registered in the name of, or held by, The Depositary Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as registered Holder of such global note.

Transfer and exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes but Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any Notes selected for redemption or tendered (and not withdrawn) for repurchase in connection with an Offer to Purchase. Also, the Company will not be required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of the Note for all purposes under the Indenture.

Ranking

The Notes will be general unsecured obligations of the Company, and will rank:

•	equally in right of payment with all existing and future senior unsecured Debt of the Company;

•	senior in right of payment to all future Debt of the Company that is by its terms expressly subordinated in right of payment to the Notes;

•	effectively subordinated to secured Debt of the Company, including secured Debt under the Revolving Credit Facility and the Mortgage Facilities, to the extent of the value of the assets securing such Debt; and

•	structurally subordinated to the existing and future Debt and other liabilities of Subsidiaries that are not Subsidiary Guarantors.

Each Subsidiary Guarantee of the Notes will be a general unsecured obligation of the Subsidiary Guarantor, and will rank:

•	equally in right of payment with all existing and future senior unsecured Debt of that Subsidiary Guarantor;

•	senior in right of payment to all subordinated Debt of that Subsidiary Guarantor; and

•	effectively junior in right of payment to all existing and future secured Debt of that Subsidiary Guarantor to the extent of the value of the assets securing such Debt.

In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any Debt under the Revolving Credit Facility, the Mortgage Facilities or other secured Debt or secured obligations, the assets of the Company and the Subsidiary Guarantors that secure such secured Debt or obligations will be available to pay obligations on the Notes and the Guarantees only after all such secured Debt and other secured obligations have been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Guarantees then outstanding.

Not all of our Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of our Subsidiaries that are not Subsidiary Guarantors, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company. As of March 31, 2015, our non-guarantor Subsidiaries (i) held approximately $568.5 million of our consolidated assets and (ii) had approximately $324.4 million of total liabilities, including trade payables, and $78.9 of indebtedness but excluding intercompany liabilities, and our non-guarantor Subsidiaries generated approximately 17.9% of our consolidated revenues and 6.2% of our Adjusted EBITDA, including Floorplan interest expense for the three month period ended March 31, 2015.

Although the Indenture limits the amount of Debt that the Company and its Restricted Subsidiaries may Incur, such Debt may be substantial and a significant portion of such Debt is permitted to be secured Debt or structurally senior to the Notes. As of March 31, 2015, the Company and the Subsidiary Guarantors had approximately $1,068.4 million of long-term debt outstanding and undrawn availability under the Acquisition Line of our Revolving Credit Facility of approximately $150.6 million. Additionally, the Company and the Subsidiary Guarantors had approximately $2.3 billion of secured indebtedness outstanding, including floorplan notes payable.

Subsidiary guarantees

The Notes and the obligations of the Company under the Indenture are guaranteed on a senior unsecured basis by all of the Company’s existing domestic Restricted Subsidiaries that are guarantors or borrowers under the Revolving Credit Facility. Presently substantially all of the Company’s domestic Subsidiaries are guarantors or borrowers under the Revolving Credit Facility.

Subject to the limitations described below, the Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee on a senior basis the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for principal of, premium, if any, or interest on the Notes or otherwise. The Subsidiary Guarantors will also pay, on a senior basis and in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. This provision may not, however, be effective to protect a Subsidiary Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Subsidiary Guarantor’s obligation to an amount that effectively makes its Subsidiary Guarantee worthless. If a Subsidiary Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk factors—Risks Relating to the New Notes—Federal and state statutes allow courts, under specific circumstances, to void the notes and/or the subsidiary guarantees and, if that occurs, noteholders may not receive any payments on the notes or the subsidiary guarantees or may require you to repay amounts already received.”

The Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged:

(1)	in connection with any sale, transfer or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Limitation on asset dispositions” covenant of the Indenture;

(2)	in connection with any sale, transfer or other disposition of Capital Stock of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if after such sale, transfer or disposition, the Subsidiary Guarantor would cease to be a Restricted Subsidiary and the sale or other disposition does not violate the “Limitation on asset dispositions” covenant of the Indenture;

(3)	upon the legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal defeasance and covenant defeasance” and “Satisfaction and discharge”;

(4)	if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(5)	if the Subsidiary Guarantor ceases to guarantee any Debt of the Company or be a borrower under the Revolving Credit Facility and no Event of Default has occurred and is continuing.

As of the Issue Date, all of our Subsidiaries will be “Restricted Subsidiaries.” As of the Issue Date, none of our Foreign Subsidiaries or our domestic subsidiaries that are not guarantors or borrowers under our Revolving Credit Facility will be Subsidiary Guarantors. See “Ranking.” In the future, we may designate any of existing or future Subsidiaries to be “Unrestricted Subsidiaries” subject to the limitations set forth under “—Designation of restricted and unrestricted subsidiaries.” Unrestricted Subsidiaries will not be Subsidiary Guarantors and will generally not be subject to the restrictive covenants in the Indenture.

Optional redemption

On or after June 1, 2017, the Company may on any one or more occasions redeem all or a part of the Notes at the following redemption prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, on the Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated, subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date:

Redemption year	Price
2017	103.750%
2018	102.500%
2019	101.250%
2020 and thereafter	100.000%

In the event that on or before June 1, 2017, the Company receives net cash proceeds from the sale of its Common Stock in one or more Equity Offerings, the Company may use an amount not greater than the amount of such net cash proceeds to redeem up to 35% of the original aggregate principal amount of all Notes issued (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 105.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding, the redemption date (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date); provided that:

(1) at least 65% of the aggregate principal amount of all Notes issued (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and

(2) the redemption date is within 120 days of the consummation of any such Equity Offering.

Notice of any redemption to be financed in whole or in part from the proceeds of any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Prior to June 1, 2017, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, on the Notes redeemed to, the applicable date of redemption (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date).

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess, if any, of

(1) the present value at such redemption date of the sum of (A) the redemption price of such Note at June 1, 2017 (such redemption price being set forth in the table appearing above) plus (B) all required interest payments due on such Note through June 1, 2017 (excluding accrued and unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2) the then outstanding principal amount of such Note.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to June 1, 2017; provided, however, that if the period from such redemption date to June 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to June 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection and notice

If less than all of the Notes are to be redeemed in connection with any redemption, the Trustee will select Notes (or portions of Notes) for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate,

provided, however, to the extent any such Notes are held in global form, the Notes to be redeemed shall be selected in accordance with the applicable procedures and requirements of DTC.

No Notes of principal amount of $2,000 or less can be redeemed in part and no portion of a Note shall be redeemed that would result in the Note remaining outstanding having a principal amount that is not a multiple of $1,000. Notices of optional redemption will be mailed by first class mail, or with respect to global Notes, given in accordance with DTC procedures, at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of special mandatory redemption will be mailed by first class mail, or with respect to global Notes, given in accordance with DTC procedures, not later than 10 business days after the date of the Mandatory Redemption Event to each Holder of Notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price. Notice of any optional redemption may, at the Company’s discretion, be subject to one or more conditions precedent specified in the notice.

Effectiveness of certain covenants

If on any date following the Issue Date:

(1) the Notes are rated either Baa3 or better by Moody’s or BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing,

then, upon delivery to the Trustee of an officer’s certificate to the foregoing effect, the covenants specifically listed under the following captions in this prospectus will be suspended:

•	“—Certain covenants—Limitation on debt;”

•	“—Certain covenants—Limitation on restricted payments;”

•	“—Certain covenants—Limitation on transactions with affiliates;”

•	“—Certain covenants—Limitation on asset dispositions;”

•	“—Certain covenants—Future guarantees;”

•	“—Certain covenants—Limitation on dividend and other payment restrictions affecting restricted subsidiaries;” and

•	clause (3) of “Consolidations, mergers and certain sales of assets—The company.”

During any period that the foregoing covenants have been suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of “Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if the rating assigned by both rating agencies should subsequently decline to below Baa3 and BBB-, respectively, the foregoing covenants will be reinstated as of and from the date of such rating decline. Any Debt Incurred during the period when the covenants are suspended will be classified as having been Incurred pursuant to the first paragraph of “—Certain covenants—Limitation on debt” or one of the clauses of the second paragraph of such covenant. To the extent such Debt would not be so permitted to be Incurred, such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of the second paragraph under “—Certain covenants—Limitation on debt.”

Calculations under the reinstated “Limitation on restricted payments” covenant will be made as if the “Limitation on restricted payments” covenant had been in effect since the date of the Indenture. However, no Default or Event of Default will be deemed to have occurred as a result of any actions taken by the Company or its Restricted Subsidiaries during the period when the covenants are suspended. A suspension period is not in effect as of the date of this prospectus.

Promptly following the occurrence of any suspension or reinstatement of the covenants as described above, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a suspension or reinstatement has occurred or notify the Holders of any suspension or reinstatement. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Notes upon request. There can be no assurance that the Notes will ever achieve an investment grade ratings or, if such ratings are achieved, that they will be maintained.

Certain covenants

The Indenture contains, among others, the following covenants:

Limitation on debt

The Company may not, and may not permit any Restricted Subsidiary to, Incur any Debt except that the Company and any Restricted Subsidiary may Incur Debt if after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof the Consolidated Coverage Ratio of the Company would be not less than 2.0 to 1.

Notwithstanding the preceding limitation, the following Debt may be Incurred (collectively, the “Permitted Debt”):

(1) Debt of the Company or any Restricted Subsidiary under one or more Credit Facilities in an aggregate principal amount Incurred under this clause (1) at any one time outstanding (excluding, for the avoidance of doubt, Debt Incurred under clauses (2) or (3) below) not to exceed the greater of $350 million or 10% of the Company’s Consolidated Total Assets determined at the time of such Incurrence;

(2) Debt of the Company or any Restricted Subsidiary consisting of Floor Plan Debt;

(3) Debt of the Company or any Restricted Subsidiary under one or more Mortgage Facilities Incurred under this clause (3) at any one time outstanding not to exceed the greater of $350.0 million or 10% of Consolidated Total Assets determined at the time of such Incurrence;

(4) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date and not otherwise referred to in clauses (1) or (2) of this definition of “Permitted Debt;”

(5) Debt owed by the Company to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to the Company or a Restricted Subsidiary; provided, however, that:

(a) any such Debt owing by the Company or a Subsidiary Guarantor to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, and

(b) upon either the transfer or other disposition by such Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Restricted Subsidiary or the issuance (other than directors’ qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary such that it ceases to be a Restricted Subsidiary, the provisions of this clause (5) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

(6) Debt consisting of the Notes (other than any Additional Notes), and the Exchange Notes or other Notes issued in exchange for Notes properly issued under the Indenture where the terms of such Exchange Notes are substantially identical to such Notes;

(7) the Subsidiary Guarantees and Guarantees by the Company or any Restricted Subsidiary of any Debt of the Company or a Restricted Subsidiary permitted to be Incurred under the Indenture;

(8) Debt of the Company or any of its Restricted Subsidiaries represented by Capital Lease Obligations or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Debt Incurred to refund or refinance any Debt Incurred pursuant to this clause (8), not to exceed, at any one time outstanding, the greater of $75 million or 2.0% of Consolidated Total Assets determined at the time of Incurrence;

(9) Debt of the Company or any Restricted Subsidiary consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

(10) Permitted Acquisition Debt;

(11) Debt of Foreign Subsidiaries in an aggregate amount Incurred pursuant to this clause (11) at any one time outstanding not to exceed the greater of $35.0 million or 1% of Consolidated Total Assets of the Company determined at the time of such Incurrence;

(12) Permitted Refinancing Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of Debt Incurred pursuant to the first paragraph of this “Limitation on debt” covenant or pursuant to clauses (4), (6), (7), (8), (10), (12) or (16) of this definition of Permitted Debt;

(13) obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business or assets;

(14) Debt Incurred by the Company or its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self- insurance obligations, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(15) Debt of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of Incurrence; and

(16) Debt of the Company or any Restricted Subsidiary not otherwise permitted to be Incurred pursuant to clauses (1) through (15) above, which, together with any other outstanding Debt Incurred pursuant to this clause (16), and in both such cases including any renewals, extensions, substitutions, refinancings or replacements of such Debt, has an aggregate principal amount at any one time outstanding not to exceed the greater of $75 million and 2.0% of Consolidated Total Assets determined at the time of Incurrence.

For purposes of determining compliance with, and the outstanding principal amount of any particular Debt Incurred pursuant to, and in compliance with, this covenant:

(1) in the event that Debt meets the criteria of more than one of the types of Debt described in the first and second paragraphs of this covenant, the Company, in its sole discretion, may classify such item of Debt on the date of Incurrence (or later classify or reclassify such Debt, in its sole discretion) in any manner permitted by this covenant and shall only be required to include the amount and type of such Debt in one of such clauses;

(2) Guarantees of, or obligations in respect of letters of credit relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included;

(3) the principal amount of any Redeemable Stock or Preferred Stock of the Company or a Restricted Subsidiary will be equal to the greater of the maximum redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(4) Debt permitted by this covenant need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Debt;

(5) any Receivables Sale shall be the amount for which there is recourse to the seller; and

(6) the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Debt and the payment of dividends in the form of additional shares of Preferred Stock or Redeemable Stock will not be deemed to be an Incurrence of Debt for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Limitation on restricted payments

The Company may not, and may not permit any Restricted Subsidiary to:

(1) directly or indirectly, declare or pay any dividend on, or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof in their capacity as holders of Capital Stock, other than

(a) any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), and

(b) in the case of a Restricted Subsidiary, dividends or distributions payable to the Company or a Restricted Subsidiary or, in the case of dividends or distributions made by a Restricted Subsidiary that is not wholly owned, dividends or distributions are made on a pro rata basis (or on a basis more favorable to the Company),

(2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any parent thereof, other than in exchange for Capital Stock (other than Redeemable Stock) of the Company;

(3) make, any Investment in any Person, other than a Permitted Investment; and

(4) redeem, repurchase, defease, prepay or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Subordinated Debt (other than Debt owed by the Company or any Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company or the Company, or any such payment on Debt due within one year of the date of redemption, repurchase, defeasance, prepayment, decrease or other acquisition or retirement) (each of clauses (1) through (4) being a “Restricted Payment”) unless:

(a) no Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or would result from such Restricted Payment,

(b) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four fiscal quarter period, the Company could Incur at least $1.00 of additional Debt pursuant to the terms of the first paragraph of the “Limitation on debt” covenant above, and

(c) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the Issue Date (other than pursuant to clauses (2), (4) through (8), (10) and (11) of the following paragraph) does not exceed the sum of:

(v) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company since April 1, 2014 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are publicly available (taken as a single accounting period); plus

(w) (i) 100% of the aggregate net cash proceeds, and the Fair Market Value of property other than cash, in each case received by the Company or a Restricted Subsidiary after the Issue Date from contributions of capital or the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company or any options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company, or any net payment received by the Company in connection with the termination or settlement of options relating to its Capital Stock, (ii) 100% of the aggregate net cash proceeds received by the Company after the Issue Date from the issuance and sale of convertible or exchangeable Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary of the Company) of the Company, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination, and (iii) without duplication, any reduction of Debt on the balance sheet of the Company to the extent such Debt is converted into or exchanged for Capital Stock of the Company (other than Redeemable Stock) after the Issue Date; plus

(x) in the case of a disposition, liquidation or repayment (including by way of dividends) of Investments by the Company and its Restricted Subsidiaries, subsequent to the Issue Date, in any Person subject to clause (3) above, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return on capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(y) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Company’s interest in such Subsidiary, provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary, plus

(z) $158.5 million (which represents the approximate amount available on the Issue Date under the comparable covenant contained in the Revolving Credit Facility).

The preceding provisions will not prohibit:

(1) payment of any dividend on Capital Stock of any class within 60 days after the declaration thereof, or redemption of any Subordinated Debt within 30 days after giving notice of redemption thereof, if, on the date when the dividend was declared or such notice of redemption given, the Company or such Restricted Subsidiary could have paid such dividend or redeemed such Subordinated Debt in accordance with the preceding provisions;

(2) repayment or refinancing of any Subordinated Debt with Permitted Refinancing Debt, or any Restricted Payment made in exchange for, by conversion into or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

(3) the payment of dividends on the Company’s shares of Common Stock in the aggregate amount per fiscal year equal to $0.68 per share for each share of Common Stock (or any securities convertible into Common Stock to the extent they are entitled to such a dividend) of the Company outstanding as of the applicable record date for such dividends (as such $0.68 shall be adjusted for specified changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions);

(4) the acquisition of shares of Capital Stock in connection with (x) the exercise of employee or director stock options or stock appreciation rights by way of cashless exercise and (y) the withholding of a portion of such Capital Stock to pay taxes associated therewith, and the purchase of fractional shares of Capital Stock of the Company or any Restricted Subsidiary arising out of stock dividends, splits or combinations or business combinations;

(5) the acquisition of shares of the Company’s Capital Stock pursuant to equity repurchases from future, present or former directors or employees in an amount of up to $2.0 million per any calendar year (and any portion of such $2.0 million not used in any calendar year may be carried forward to the next succeeding calendar year);

(6) dividends on Redeemable Stock of the Company or a Restricted Subsidiary, or dividends on preferred stock of a Restricted Subsidiary, in each case incurred in compliance with the covenant “Limitation on debt”;

(7) the payment of cash in lieu of the issuance of Capital Stock in connection with the conversion, retirement, repurchase or redemption of any series of convertible debt securities of the Company or its Restricted Subsidiaries;

(8) payments made to settle any warrants outstanding on the Issue Date issued in connection with the Company’s convertible debt securities;

(9) upon the occurrence of a Change of Control or an Asset Disposition and within 60 days after the completion of the Offer to Purchase under the covenants described under “Change of control” or “—Limitation on asset dispositions” (including the purchase of all Notes tendered and required to be purchased), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt required under the terms thereof as a result of such Change of Control or Asset Disposition at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided that, in the case of an Asset Disposition, such purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt does not exceed the Net Available Proceeds from such Asset Disposition; provided, further, that in the notice to Holders relating to a Change of Control or Asset Disposition Offer to Purchase hereunder, the Company shall describe this clause (9);

(10) the payment of the deferred purchase price or earn-outs, including holdbacks (and the receipt of any corresponding consideration therefor), or payments with respect to fractional shares, in each case in connection with an acquisition to the extent such payment would have been permitted by the Indenture at the time of such acquisition; and

(11) other Restricted Payments since the Issue Date in an aggregate amount not to exceed $50.0 million;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (5), (6), (9) and (11) no Default shall have occurred and be continuing or would otherwise occur as a consequence thereof.

The amount of net proceeds from any exchange for, conversion into or sale of Capital Stock of the Company pursuant to foregoing clause (2) of this paragraph shall be excluded from the calculation of the amount available for Restricted Payments pursuant to clause (c)(w) of the first paragraph of this covenant “Limitation on restricted payments” above. For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (1)-(11) above or pursuant to the first paragraph of this covenant, the Company, in its sole discretion, may order and classify, and subsequently reorder and reclassify, such Restricted Payment in any manner in compliance with this covenant.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by, in the case of amounts under $25.0 million, by an Officer of the Company and, in the case of amounts greater than or equal to $25.0 million, the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.

Limitation on dividend and other payment restrictions affecting restricted subsidiaries

The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary:

(1) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends, distributions or liquidating distributions prior to dividends, distributions or liquidating distributions being paid on Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) to make loans or advances to the Company or any other Restricted Subsidiary; or

(3) otherwise to transfer any of its property or assets to the Company or any other Restricted Subsidiary.

Notwithstanding the preceding, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

(1) pursuant to any agreement in effect on the Issue Date (including the Revolving Credit Facility);

(2) pursuant to the Indenture, the Notes, the Exchange Notes and the Subsidiary Guarantees;

(3) pursuant to an agreement relating to any Debt Incurred by or Capital Stock of a Person (other than a Restricted Subsidiary existing on the Issue Date or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted

Subsidiary and outstanding on such date and not Incurred in connection with, or anticipation of, becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; provided, that the Incurrence of such Debt was permitted under the “Limitation on debt” covenant;

(4) pursuant to an agreement effecting a renewal, refunding, replacement, refinancing or extension of Debt Incurred pursuant to an agreement referred to in clause (1) or (3) of this paragraph; provided, however, that the provisions contained in such renewal, refunding, replacement, refinancing or extension agreement relating to such encumbrance or restriction are not materially more restrictive, taken as a whole, than the provisions contained in the agreement being renewed, refunded, replaced, refinanced or extended;

(5) in the case of a restriction described in clause (3) of the preceding paragraph, contained in any security agreement (including a capital lease or any Floor Plan Debt facility) securing Debt of a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the assets or property subject to such security agreement; provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Debt repaid;

(6) in the case of a restriction described in clause (3) of the preceding paragraph, consisting of customary non-assignment provisions entered into in the ordinary course of business in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract;

(7) which is contained in a franchise or other agreement entered into in the ordinary course of business with a motor vehicle manufacturer and which has terms reasonably customary for such agreements between or among such motor vehicle manufacturer, its dealers and/or the owners of such dealers;

(8) with respect to a Restricted Subsidiary, imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that such restriction terminates if such transaction is closed or abandoned;

(9) in bona fide contracts for the sale of any property or assets;

(10) any encumbrance or restriction contained in the terms of any Debt or Capital Stock otherwise permitted to be Incurred under the Indenture if the Company determines that any such encumbrance or restriction either (i) will not materially affect the Company’s ability to make principal or interest payments on the Notes and such restrictions are not materially less favorable to Holders of Notes than is customary in comparable financings or (ii) are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or those contained in the Indenture or the Revolving Credit Facility, in each case as determined in good faith by the Board of Directors or an officer of the Company;

(11) restrictions applicable to Foreign Subsidiaries in agreements or instruments governing Debt of Foreign Subsidiaries; or

(12) if such encumbrance or restriction is the result of applicable laws or regulations.

Limitation on liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on any property or asset (including any intercompany notes) of the Company or a Restricted Subsidiary now owned or hereafter acquired, or assign or convey a right to receive any income or profits from such Liens, to secure (a) any Debt of the Company unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured for so long as such other Debt is so secured, or (b) any Debt of any Subsidiary Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Guarantor is equally and ratably secured for so long as such other Debt is so secured; provided, however, that if such Debt is expressly subordinated to the Notes or a Subsidiary Guarantee, the Lien securing such Debt will be subordinated and junior to the Lien securing the Notes or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Debt has with respect to the Notes or such Subsidiary Guarantee.

Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this covenant will be automatically and unconditionally released and discharged upon the release by the holders of the Debt described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), at such time as the holders of all such Debt also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

Limitation on asset dispositions

The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Disposition) for the assets or Equity Interests sold or disposed of; and

(2) at least 75% of the consideration for such Asset Disposition and all other Asset Dispositions since the Issue Date on a cumulative basis consists of:

(a) cash or Cash Equivalents;

(b) the assumption of Debt of the Company or such Restricted Subsidiary (other than Debt that is subordinated to the Notes or such Restricted Subsidiary’s Subsidiary Guarantee) relating to such assets and release from all liability on the Debt assumed;

(c) Replacement Assets;

(d) Designated Noncash Consideration; or

(e) a combination of the foregoing;

provided that the amount of any consideration received by the Company or such Restricted Subsidiary that is converted into cash within 180 days of the closing of such Asset Disposition shall be deemed to be cash for purposes of this provision (to the extent of the cash received). The foregoing clauses (1) or (2) shall not apply with respect to any condemnation, event of loss or other involuntary Asset Disposition.

Within 365 days after the receipt of any Net Available Proceeds from an Asset Disposition the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Available Proceeds at its option, in any combination of the following:

(1) to repay, repurchase or otherwise retire any Debt of the Company or any Subsidiary Guarantor that is not Subordinated Debt, or any Debt of any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor; in each case, other than Debt owed to the Company or an Affiliate of the Company; or

(2) to acquire Replacement Assets or make capital expenditures,

provided that, the Company or such Restricted Subsidiary will be deemed to have complied with its obligations under this paragraph if it enters into a binding commitment to acquire Replacement Assets prior to 365 days after the receipt of the applicable Net Available Proceeds and such acquisition of Replacement Assets is consummated prior to 545 days after the date of receipt of the applicable Net Available Proceeds; provided further that upon any abandonment or termination of such commitment, the Net Available Proceeds not so applied shall constitute Excess Proceeds and be applied as set forth below.

Any Net Available Proceeds that are not applied or invested as provided in the immediately preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, or earlier, at the Company’s election, the Company will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Debt outstanding with similar provisions requiring the Company to make an Offer to Purchase such Debt with the proceeds from any Asset Disposition as follows:

(1) the Company will make an Offer to Purchase from all Holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed in amounts of $2,000 or integral multiples of $1,000 in excess thereof) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered); and

(2) to the extent required by such Pari Passu Debt, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Debt (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount. However, in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus the amount of any premium required to be paid to repurchase such Pari Passu Debt. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date such Offer to Purchase is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer to Purchase is less than the Note Amount relating to the tendered Notes or the aggregate amount of Pari Passu Debt that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Debt to be purchased on a pro rata basis; provided, that, in the case of Notes issued in global form, beneficial interests in such Notes shall be repurchased on a pro rata basis based on amounts tendered only if such proration is consistent with the procedures of the applicable clearing system; otherwise, such beneficial interests shall be selected for repurchase in accordance with such procedures. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer to Purchase and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

If the Company becomes obligated to make an Offer to Purchase pursuant to this covenant, the Notes (in amounts of $2,000 and integral multiples of $1,000 in excess thereof), and the Pari Passu Debt shall be purchased by the Company, at the option of the Holders thereof, in whole or in part, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer to Purchase is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

The Indenture provides that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Disposition provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Disposition provisions of the Indenture by virtue of such compliance.

Limitation on transactions with affiliates

The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions having a value in excess of $1.0 million with or for the benefit of an Affiliate of the Company or a Restricted Subsidiary, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate and is in the best interests of the Company or such Restricted Subsidiary. For any transaction or series of related transactions involving aggregate value in excess of $10.0 million, such transaction or series of related transactions is approved by either (x) a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (y) the audit committee of the Board of Directors of the Company (with any Director on such committee that is not a Disinterested Director recusing himself or herself). For any transaction or series of related transactions involving aggregate value in excess of $25.0 million, either (1) such transaction or series of related transactions has been approved by either (x) a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (y) the audit committee of the Board of Directors of the Company (with any Director on such committee that is not a Disinterested Director recusing himself or herself), or (2) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view.

The preceding requirements shall not apply to:

(1) any transaction pursuant to agreements in effect on the Issue Date;

(2) any employment agreement or employee benefit arrangements with any officer or director, including under any stock option or stock incentive plans, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary or approved by a majority of the disinterested members of the Board of Directors;

(3) transactions between or among the Company and/or its Restricted Subsidiaries;

(4) any transaction with any Person (x) that is not an Affiliate of the Company immediately before the consummation of such transaction that becomes an Affiliate of the Company as a result of such transaction or (y) that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Capital Stock in, or controls, such Person;

(5) transactions with joint ventures entered into in the ordinary course of business, provided that no other Affiliate of the Company (other than a Subsidiary thereof) directly or indirectly holds any Capital Stock of such joint venture;

(6) payment of reasonable directors fees to Persons who are not otherwise employees of the Company;

(7) indemnities of officers, directors and employees of the Company or any Subsidiary of the Company pursuant to bylaws, or statutory provisions or indemnification agreements or the purchase of indemnification insurance for any director or officer;

(8) any Restricted Payment or Permitted Investment that is permitted to be made pursuant to the “Limitation on restricted payments” covenant; and

(9) written agreements entered into or assumed in connection with acquisitions of other businesses with Persons who were not Affiliates prior to such transactions.

Notwithstanding the preceding, the requirements set forth in the third sentence of the first paragraph of this “Limitation on transactions with affiliates” covenant relating to an opinion from a nationally recognized expert shall not apply to leases of property or equipment entered into in the ordinary course of business.

Future guarantees

If any domestic Restricted Subsidiary that is not already a Subsidiary Guarantor guarantees any Debt of the Company or a Subsidiary Guarantor under, or borrows Debt under, the Revolving Credit Facility after the Issue

Date, then such domestic Restricted Subsidiary will become a Subsidiary Guarantor and execute a supplemental indenture within 30 days of the date on which it became a guarantor or borrower with respect to such other Debt. For purposes of the foregoing, a domestic Restricted Subsidiary shall mean any Restricted Subsidiary that is not a Foreign Subsidiary.

Change of control

No later than 30 days after the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase (a “Change of Control Offer”) all outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of purchase (the “Change of Control Purchase Price”). A “Change of Control” will be deemed to have occurred at such time as either:

(1) any Person or any Persons acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company, except in a transaction in which the Company becomes a Wholly Owned Subsidiary of another Person and in such transaction the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of such Person representing more than 50% of the voting power of all classes of Voting Stock of such Person immediately after giving effect to such transaction; or

(2) the sale, assignment, conveyance, transfer, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Restricted Subsidiary; or

(3) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction effected to create a holding company of the Company, (a) pursuant to which the Company becomes a Wholly Owned Subsidiary of such holding company, and (b) as a result of which the holders of Capital Stock of such holding company are substantially the same as the holders of Capital Stock of the Company immediately prior to such transaction, shall not be deemed to involve a “Change of Control;” provided further that following such a holding company transaction, references in this definition of “Change of Control” to the Company shall thereafter be treated as references to such holding company.

The Revolving Credit Facility currently treats certain change of control events with respect to the Company as an event of default entitling the lenders to terminate all further lending commitments, to accelerate all loans then outstanding and to exercise other remedies. The occurrence of a Change of Control may result in a default under other Debt of the Company and its Subsidiaries, and give the lenders thereunder the right to require the Company to repay obligations outstanding thereunder. Moreover, the exercise by Holders of their right to require the Company to repurchase the Notes could cause a default under such future Debt, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. The Company’s ability to repurchase Notes following a Change of Control also may be limited by the Company’s then existing financial resources.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer, (2) a notice of redemption for all outstanding Notes has been given, unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any publicly announced Change of

Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all Notes validly tendered and not validly withdrawn in accordance with the terms of the Alternate Offer.

A Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer or Alternate Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole may be uncertain.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in a Change of Control Offer or Alternate Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price or Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Purchase Price or Alternate Offer price, as applicable, accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase).

In the event that the Company makes an Offer to Purchase the Notes, the Company intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

Payments for consent

The Company may not, and may not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement; provided that if such consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are “qualified institutional buyers,” within the meaning of Rule 144A, or non-U.S. persons, within the meaning of Regulation S, then such consideration need only be offered to all Holders to whom the exchange offer is made and to be paid to all such Holders that consent, waive or agree to amend in such time frame.

Provision of financial information

Whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall provide to the Trustee and Holders the annual reports, quarterly reports and reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be provided to the Trustee and Holders on or prior to the respective dates by which the Company would have been required to file such documents with the Commission if the Company were so required; provided that any such reports and documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (or any successor system) or made publicly available on the Company’s website shall be deemed to be delivered to the Trustee and the Holders of Notes for purposes of the foregoing requirements.

So long as any of the Notes remain outstanding, if at any time the Company is not subject to Section 13 or 15(d) under the Exchange Act, the Company will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged all of the Notes for Exchange Notes which have been registered under the Securities Act or until such time as the Holders of the Notes have disposed of such Notes pursuant to an effective registration statement under the Securities Act or until such time when the Holders of the Notes, other than Holders that are Affiliates of the Company, are able to sell all such Notes immediately without restriction pursuant to the provisions of Rule 144 under the Securities Act or any successor thereto.

In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Company may satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

Delivery of reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Subsidiary Guarantor’s, as the case may be, compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates of the Company). The Trustee shall have no obligation or responsibility to determine whether the Company is required to file any reports or other information with the Commission, whether the Company’s information is available on EDGAR (or any successor thereto) or whether the Company has otherwise delivered any notice or report in accordance with the requirements specified in this covenant.

Designation of restricted and unrestricted subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an “Unrestricted Subsidiary”, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary, if (u) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity except, in either case to the extent that the amount of any such Debt is treated as a Restricted Payment or Permitted Investment, (v) such Subsidiary does not own any Capital Stock of, or does not own or hold any Lien on any property of, any other Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, (w) at the time of designation, the Company could make a Restricted Payment or Permitted Investment in an amount equal to the greater of the Fair Market Value and book value of its interest in such Subsidiary pursuant to the “Limitation on restricted payments” covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder, (x) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to (a) subscribe for additional Capital Interests of such Subsidiary or (b) maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve any specified levels of operating results; and (y) no Default shall have occurred and be continuing at the time of, or immediately after giving effect to, such designation.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an Incurrence of Debt by a Restricted Subsidiary of the Company of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Debt is permitted under the “Limitation on debt” covenant calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would occur and be continuing following such designation.

Consolidations, mergers and certain sales of assets

The Company

The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in a single transaction or series of related transactions to, another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”) if not the Company shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Indenture, the Notes, and if the Successor Company is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws;

(b) immediately after giving effect to such transaction and after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(c) except in the case of any such consolidation or merger of the Company with or into a Restricted Subsidiary, immediately after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, either (i) the Company (including any Successor Company) could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions of the first paragraph of the “Limitation on debt” covenant, or (ii) the Consolidated Coverage Ratio of the Company or such Successor Company is not less immediately after such transaction than it was immediately before such transaction;

(d) at the time of such transaction, each Subsidiary Guarantor will have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(e) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and, except in the case of a lease of all or substantially all its assets, the Company will be released from the obligation to pay the principal of, and interest on, the Notes and all other obligations under the Indenture.

The Subsidiary Guarantors

Subject to the provisions regarding the release of Subsidiary Guarantees described under “Subsidiary Guarantees” above, each Subsidiary Guarantor will not, and the Company will not permit a Subsidiary Guarantor to, consolidate with or merge with or into, or convey or transfer or lease all or substantially all its assets to, another Person (other than the Company or another Subsidiary Guarantor), unless at the time and after giving effect thereto:

(1) (x) the resulting, surviving or transferee Person (the “Successor Subsidiary Guarantor”) if not the Subsidiary Guarantor shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Subsidiary Guarantor (if not the Subsidiary Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Subsidiary Guarantor under the Indenture, its Subsidiary Guarantee;

(y) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing;

(z) the Subsidiary Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Indenture; or

(2) such transaction does not violate the covenant described under the caption “—Certain covenants— Limitation on asset dispositions.”

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Subsidiary Guarantor, which properties and assets, if held by such Subsidiary Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Subsidiary Guarantor on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor.

The Successor Subsidiary Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under the Indenture, but, in the case of a lease of all or substantially all its assets, the Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee.

Events of default

The following are “Events of Default” under the Indenture with respect to the Notes:

(1) failure to pay principal of (or premium, if any, on) any Note when due and payable, at maturity, upon redemption or otherwise;

(2) failure to pay any interest on any Note when due and payable and such default continues for 30 days;

(3) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under “Change of control” and “Certain covenants—Limitation on asset dispositions” when due and payable;

(4) failure to perform or comply with the provisions described under “Consolidations, mergers and certain sales of assets;”

(5) failure to perform any other covenant or agreement of the Company under the Indenture or the Notes and such default continues for 60 days (or 90 days with respect to the covenant described under “Certain covenants—Provision of financial reports”) after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes;

(6) default under the terms of any instrument evidencing or securing any Debt of the Company or any Restricted Subsidiary having an outstanding principal amount of $25.0 million, individually or in the aggregate, which default results in the acceleration of the payment of all or any portion of such Debt or constitutes the failure to pay all or any portion of the principal amount of such Debt when due; provided that in connection with any series of convertible or exchangeable securities (a) any conversion or exchange of such securities by a holder thereof into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock, (b) the rights of holders of such securities to convert or exchange into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock and (c) the rights of holders of such securities to require any repurchase by the Company of such securities in cash shall not, in itself, constitute an Event of Default under this clause (6);

(7) the rendering of one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency against the Company or any Restricted Subsidiary or any of their respective properties in an amount in excess of $25.0 million, either individually or in the aggregate, (exclusive of any portion of any such payment covered by insurance) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(8) certain events of bankruptcy, insolvency or reorganization affecting the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary; and

(9) the Subsidiary Guarantee of any Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default described in clause (8) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (8) above occurs, the outstanding Notes will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For information as to waiver of defaults, see “Modification and waiver” below.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless the Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee with respect to the Notes. In the event of any Event of Default specified in clause (6) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

(x) the Debt or guarantee that is the basis for such Event of Default has been discharged, or

(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z) if the default that is the basis for such Event of Default has been cured.

No Holder of a Note will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder unless (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (c) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Note for the enforcement of payment of the principal of or any premium or interest on such Note on or after the applicable due date specified in such Note.

The Company is required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company or any Subsidiary Guarantor, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Modification and waiver

Except as provided below, the Indenture, the Notes and the Subsidiary Guarantees may be amended by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes); provided, however, that no such modification or amendment or waiver may, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

(2) reduce the principal amount of, (or the premium) or interest on, any Note,

(3) change the place or currency of payment of principal of (or premium), or interest on, any Note,

(4) impair the right to institute suit for the enforcement of any payment of principal or interest on or with respect to any Note, or waive any payment in respect thereof except a default in payment arising solely from an acceleration of the Notes that has been rescinded,

(5) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants which require each Holder’s consent,

(6) amend any provisions relating to the redemption of the Notes (other than notice provisions), it being understood that for the avoidance of doubt, the provisions described under “Certain covenants—Change of Control” or “Certain covenants—Limitations on asset dispositions” shall not be covered by this clause;

(7) modify the Subsidiary Guarantees in any manner adverse to the Holders, except in accordance with the Indenture; or

(8) modify any of the provisions of the Indenture or the related definitions affecting the ranking of the Notes.

Notwithstanding the foregoing, without the consent of any Holders of the Notes, the Company, any Subsidiary Guarantor, any other obligor under the Notes and the Trustee may modify or amend the Indenture:

(1) to evidence the succession of another Person to the Company or a Subsidiary Guarantor or any other obligor upon the Notes or the Subsidiary Guarantees, and the assumption by any such successor of the covenants of the Company or such Subsidiary Guarantor or obligor in the Indenture and in the Notes and in any Subsidiary Guarantee in accordance with the covenant described under the caption “—Consolidations, mergers and certain sales of assets;”

(2) to add to the covenants of the Company, any Subsidiary Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Subsidiary Guarantee;

(3) to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture, the Notes or any Subsidiary Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Subsidiary Guarantee;

(4) to make any change that would provide any additional rights or benefits to the holders of the Notes;

(5) to make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Subsidiary Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes in any material respect;

(6) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;

(7) to add a Guarantor under the Indenture or otherwise provide a guarantee of the Notes;

(8) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(9) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company’s and any Subsidiary Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise;

(10) to provide for the issuance of Additional Notes under the Indenture in accordance with the terms and subject to the limitations set forth in the Indenture;

(11) to provide for the issuance of Exchange Notes in accordance with the terms and subject to the limitations of the Indenture and the Registration Rights Agreements;

(12) to comply with the rules of any applicable securities depositary; or

(13) to conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of New Notes” section of this prospectus relating to the offering of the new notes.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. After an amendment under the Indenture becomes effective, the Issuer is required to deliver to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or effect the validity of the amendment.

The Indenture provides that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date, certain Notes, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased, will not be deemed to be Outstanding.

Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding Notes entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a Note, such action may be taken only by persons who are Holders of outstanding Notes on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Notes within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Legal defeasance and covenant defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the Indenture, the Notes and the Subsidiary Guarantees (“Legal Defeasance”). Such Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Subsidiary Guarantees, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including, bankruptcy, receivership, reorganization, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in Dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and any other amounts owing under the Indenture (in the case of an optional redemption date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such redemption date);

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States confirming that, subject to customary assumptions and exclusions:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Debt) (and the incurrence of Liens associated with any such borrowings));

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture and the agreements governing any other Debt being defeased, discharged or replaced) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7) the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, or (b) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes and all Subsidiary Guarantees when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire

Debt on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company or any Subsidiary Guarantor has paid all other sums payable under the Indenture by the Company; and

(3) the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Concerning the Trustee

Wells Fargo Bank, National Association serves as Trustee under the Indenture.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the TIA) after a default has occurred and is continuing, it must eliminate such conflict within 90 days or apply to the SEC for permission to continue or resign.

Governing law

The Indenture, the Notes and the Subsidiary Guarantees are governed by, and construed in accordance with, the law of the State of New York.

Certain definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that direct or indirect beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to constitute control.

“Asset Disposition” by any Person means any transfer, conveyance, sale, lease or other disposition (but excluding the creation of any Lien permitted under “Certain covenants—Limitation on liens” or any disposition in connection therewith) by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Restricted Subsidiary of such Person or by such Person to a Restricted Subsidiary of such Person) of:

(1) shares of Capital Stock (other than directors’ qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person,

(2) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business, or

(3) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business.

The term “Asset Disposition” shall not include any transfer, conveyance, sale, lease or other disposition:

(1) that consists of a Restricted Payment or Permitted Investment that is made in compliance with the “Limitation on restricted payments” covenant,

(2) that constitutes a “Change of Control,”

(3) that is of cash or Cash Equivalents, or a disposition or termination or surrender of contract rights, including settlement of any hedging obligations, or licensing or sublicensing of intellectual property or general intangibles,

(4) that is of obsolete or unusable equipment or assets that are not used or useful in the business, in each case disposed of in the ordinary course of business,

(5) that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection,

(6) arising from foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Indenture,

(7) that is of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary,

(8) in compliance with the covenant described above under “Consolidations, mergers and certain sales of assets,”

(9) that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary,

(10) arising from any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale and leaseback transaction or asset securitization, or

(11) any transaction or series of related transactions for which the aggregate consideration is less than $15.0 million.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payments of such Debt by the amount of each such principal payment by (2) the sum of all such principal payments.

“Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP as in effect on the Issue Date. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, right in or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, but in each case excluding any debt security that is convertible or exchangeable for Capital Stock.

“Cash Equivalents” means:

(1) Dollars and, in the case of Foreign Subsidiaries (including sales of Foreign Subsidiaries), the local currency where such Foreign Subsidiary is operating,

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition,

(3) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and bank deposits, in each case with any lender party to the Revolving Credit Facility or with any domestic commercial bank having capital and surplus in excess of $250 million and a Moody’s, S&P or Fitch rating of “B” or better,

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

(5) commercial paper having a rating of at least P-1 from Moody’s and a rating of at least A-1 from S&P,

(6) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (3) above, provided all such deposits do not exceed $5 million in the aggregate at any one time, and

(7) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (2) through (6) above.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Consolidated Cash Flow Available for Fixed Charges” for any period means the Consolidated Net Income for such period increased (to the extent deducted in computing Consolidated Net Income) by the sum of:

(1) Consolidated Fixed Charges for such period, plus

(2) Consolidated Income Tax Expense for such period, plus

(3) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, plus

(4) other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of, or reserve, for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) included in the income statement of the Company and its Restricted Subsidiaries for such period, minus

(5) non-cash items increasing Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of:

(1) Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to

(2) Consolidated Fixed Charges for such period;

provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred, repaid or redeemed by the Company or any Restricted Subsidiary (other than revolving credit borrowings Incurred for working capital purposes unless, in connection with any such repayment, the commitments to lend associated with such revolving credit borrowings are permanently reduced or canceled) since the beginning of such period and to any Debt that is proposed to be Incurred, repaid or redeemed by the Company or any Restricted Subsidiary as if in each case such Debt had been Incurred, repaid or redeemed on the first day of such period; provided, however, that in making such computation, the Consolidated Fixed Charges attributable to interest on any proposed Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event the Company or any of its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow Available for Fixed Charges, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC).

“Consolidated Fixed Charges” means for any period the consolidated interest expense, other than interest expense or other items set forth below with respect to Floor Plan Debt and non-cash interest expense attributable to convertible debt securities, included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), subject to the limitations above:

(1) the amortization of Debt discounts;

(2) the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with GAAP;

(3) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities;

(4) net fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;

(5) Preferred Stock dividends of Restricted Subsidiaries of the Company (other than with respect to Redeemable Stock) declared and paid or payable (other than in exchange for Capital Stock (other than Redeemable Stock));

(6) accrued Redeemable Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid (other than dividends payable in Capital Stock that is not Redeemable Stock);

(7) interest on Debt guaranteed by the Company and its Restricted Subsidiaries;

(8) interest on Debt issued or guaranteed by the Company and its Restricted Subsidiaries paid by the issuance of additional Debt; and

(9) the portion of rental expense deemed to be representative of the interest factor attributable to Capital Lease Obligations.

“Consolidated Income Tax Expense” for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (without duplication):

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period,

(2) gains or losses on Asset Dispositions outside of the ordinary course of business by the Company or its Subsidiaries,

(3) all extraordinary gains and extraordinary losses (calculated on an after tax basis),

(4) gains or losses from the early retirement or extinguishment of indebtedness (less all fees and expenses or charges related thereto),

(5) the cumulative effect of changes in accounting principles during such period,

(6) non-cash gains or losses resulting from fluctuations in currency exchange rates,

(7) unrealized hedging gains or losses, or goodwill or other non-cash asset impairment charges,

(8) non-cash interest expense related to convertible debt securities, and

(9) non-cash compensation expense related to equity awards,

provided, further, that for purposes of any determination pursuant to the provisions of the “Limitation on restricted payments” covenant, there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

“Consolidated Total Assets” of any Person means, as of any date of determination, the total assets reflected on the most recent publicly available annual or quarterly consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

“Credit Facilities” means one or more credit facilities, debt facilities, indentures or commercial paper facilities (including, without limitation, the Revolving Credit Facility), in each case with banks or other financial institutions or lenders or investors, providing for revolving credit loans, term loans, private placements, debt securities, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(1) every obligation of such Person for money borrowed;

(2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (excluding obligations with respect to letters of credit securing obligations (other than obligations with respect to borrowed money) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business and with respect to services, excluding deferred compensation to employees), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or engaging such services;

(5) every Capital Lease Obligation of such Person;

(6) all Receivables Sales of such Person which are sold with recourse to such Person;

(7) all Redeemable Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends;

(8) if such Person is a Restricted Subsidiary, all Preferred Stock issued by such Person;

(9) every net obligation under Interest Rate, Currency or Commodity Price Agreements of such Person; and

(10) every obligation of the type referred to in clauses (1) through (9) of another Person and all dividends of another Person the payment of which, in either case, (a) such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise or (b) is secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt or dividends, if and to the extent that any of the preceding items (other than in respect of letters of clause (4)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

Notwithstanding the foregoing, Debt shall not include any obligation arising from any agreement entered into in connection with the acquisition of any business or assets with any seller of such business or assets that provides for the payment of earn-outs to such seller or guarantees to such seller a minimum price to be realized by such seller upon the sale of any Common Stock of the Company that was issued by the Company to such seller in connection with such acquisition.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated pursuant to an officer’s certificate delivered to the Trustee, setting forth the basis of the valuation. The aggregate Fair Market Value of the Designated Noncash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Noncash Consideration received, may not exceed in the aggregate outstanding at any one time the greater of $35.0 million or 1% of the Company’s Consolidated Total Assets determined at the time of such Asset Disposition (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in, or with respect to, such transaction or series of transactions.

“Dollar” or “$” means the lawful money of the United States of America.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offering of Common Stock that results in aggregate net cash proceeds to the Company.

“Exchange Notes” means registered Notes issued by the Company in exchange for the Notes pursuant to this exchange offer.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, determined in good faith by senior management or the Board of Directors of the Company, whose determination will be conclusive for all purposes under the Indenture.

“Floor Plan Debt” means (i) Debt Incurred as a Floor Plan Loan (or other Inventory financing arrangement) under the Revolving Credit Facility, (ii) Debt Incurred under Inventory financing arrangements provided by vehicle manufacturers and/or their affiliates, and (iii) Debt of Foreign Subsidiaries Incurred primarily to finance Inventory in a principal amount not to exceed 110% of the value of the Inventory of such Foreign Subsidiary at the time of Incurrence of such Debt; provided, however, that such Inventory is not subject to a Lien securing any other Floor Plan Debt.

“Foreign Subsidiary” means any Restricted Subsidiary that (x) is not organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,

(2) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or

(3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing);

provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Holder” means the Person in whose name the Note is registered on the Security Register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence”, “Incurred”, and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

“Interest Rate, Currency or Commodity Price Agreement” of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

“Inventory” of any Person means the motor vehicle and motor vehicle parts and supplies inventories of such Person that are held for sale or lease, or are to be used or consumed by such Person, in the ordinary course of business. The value of each particular item of inventory shall be the historical purchase price thereof.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (other than Capital Stock that is neither Redeemable Stock nor Preferred Stock of a Restricted Subsidiary) to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include:

(1) trade accounts receivable in the ordinary course of business,

(2) any Permitted Interest Rate, Currency or Commodity Price Agreement, and

(3) endorsements of negotiable instruments and documents in the ordinary course of business.

“Issue Date” means the first date on which the original notes were issued under the Indenture, which date was June 2, 2014.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any sale and leaseback arrangement, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage Facilities” means one or more or more credit facilities or other loans, Capital Leases or other financing arrangements providing for financing for the acquisition or construction of real property, fixtures and improvements thereon, in each case that are used in the business of the Company and its Restricted Subsidiaries and which are secured primarily by Liens on such real property, fixtures or improvements and related assets including insurance payments, leases or rents with respect thereto or proceeds of the foregoing, in each case as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

(2) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon, or with respect to, such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition; and

(4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors delivered to the Trustee.

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Offer Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within three Business Days after the Offer Expiration Date. The Offer shall contain a description of the events requiring the Company to make the Offer to Purchase and all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the section of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the Offer Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the section of the Indenture requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

(8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

(12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

If any of the Notes subject to an Offer to Purchase is in global form, then the Offer shall be modified by the Company to the extent necessary to comply with the procedures of the Depositary applicable to repurchases. Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

“Pari Passu Debt” means Debt of the Company or a Restricted Subsidiary that is pari passu in right of payment with the Notes. For the purposes of this definition, no Debt will be considered to be senior or junior by virtue of being secured on a first or junior priority basis.

“Permitted Acquisition Debt” means Debt of the Company or any of the Restricted Subsidiaries to the extent such Debt was Debt:

(1) of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not Incurred in contemplation of such acquisition; or

(2) of a Person that was merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary that was not Incurred in contemplation of such merger, consolidation or amalgamation,

provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged, consolidated and amalgamated with or into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

(a) the Company would be permitted to incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the covenant described under “—Certain covenants—Limitation on debt,” or

(b) the Consolidated Coverage Ratio for the Company would be not less than the Consolidated Coverage Ratio for the Company immediately prior to giving effect to such transaction.

“Permitted Interest Rate, Currency or Commodity Price Agreement” of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions (or, in the case of commodity protection agreement, utilities) in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred or proposed to be Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations and not for purposes of speculation.

“Permitted Investments” means:

(1) any Investment in the Company or a Restricted Subsidiary or a Person that will become or be merged into or consolidated with a Restricted Subsidiary as a result of such Investment, and any Investment held by a Person at the time it is acquired by or merged into the Company or a Restricted Subsidiary;

(2) any Investment in a Permitted Joint Venture which, together with any other outstanding Investment made pursuant to this clause (2), does not exceed the greater of $35.0 million or 1.0% of the Company’s Consolidated Total Assets at the time of such Investment;

(3) any Investment in cash and Cash Equivalents, or investments in Permitted Interest Rate, Currency or Commodity Price Agreements;

(4) any non-cash consideration received in connection with an Asset Disposition (or a disposition excluded from the definition of Asset Disposition) that was made in compliance with the “Limitation on asset dispositions” covenant;

(5) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(6) guarantees of Debt made in compliance with the “Limitation on debt” covenant;

(7) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased pursuant to this clause (7) to the extent required by the terms of such Investment as in existence on the Issue Date or as otherwise permitted under the Indenture;

(8) Investments acquired with the net cash proceeds received by the Company after the date of the Indenture from the issuance and sale of Capital Stock (other than Redeemable Stock) or made in exchange for Capital Stock (other than Redeemable Stock or Preferred Stock); provided that such net cash proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such net cash proceeds will be excluded from clause (4)(c)(w) of the first paragraph of the covenant described under the caption “—Certain covenants—Limitation on restricted payments;” and

(9) any other Investment that, when taken together with all other Investments made pursuant to this clause (9) since the Issue Date and outstanding on the date such Investment is made, does not exceed the greater of $75.0 million and 2% of Consolidated Total Assets.

“Permitted Joint Venture” means any joint venture arrangement (which may be structured as a corporation, partnership, trust, limited liability company or any other Person):

(1) in which the Company and its Restricted Subsidiaries own an Equity Interest of at least 25% of the Equity Interest of all joint venturers thereof; and

(2) which engages only in a business of the type conducted by the Company and its Subsidiaries on the Issue Date or any business ancillary thereto or supportive thereof.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Debt under Credit Facilities outstanding or Incurred under clause (1) of the definition of Permitted Debt;

(2) Liens securing Debt under the Mortgage Facilities and Liens securing Floor Plan Debt;

(3) Liens securing any Debt which became Debt pursuant to a transaction permitted under the caption “—Consolidations, mergers and certain sales of assets” or securing Debt which was created prior to (and not created in connection with, or in contemplation of) the Incurrence of such Debt (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Debt is permitted under the provisions of the covenant described under the caption “—Certain covenants—Limitation on debt;”

(4) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(5) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(6) Liens under the Company’s joint collateral accounts, concentration accounts, deposit accounts or other funds maintained with a depositary institution or bank; provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations issued by the Federal Reserve Board;

(7) Liens on assets, property or shares of stock of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated or amalgamated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary or merging with or into or consolidating or amalgamating with the Company or any Restricted Subsidiary of the Company; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(8) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(9) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(10) Liens existing on the Issue Date;

(11) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(12) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(13) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(14) Liens for the purpose of securing the payment of all or a part of the purchase price of, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed by the Company or a Restricted Subsidiary in the ordinary course of business; provided that: (a) the aggregate principal amount of Debt secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and (b) such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(15) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(16) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(17) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(18) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

(19) Liens securing Permitted Interest Rate, Currency or Commodity Price Agreements;

(20) Liens to secure Debt of any Foreign Subsidiary of the Company or any Restricted Subsidiary that is not a Subsidiary Guarantor securing Debt of such Foreign Subsidiary or such Restricted Subsidiary that is permitted by the terms of the Indenture to be Incurred;

(21) Liens on cash, cash equivalents or other property arising in connection with the discharge or redemption of Debt;

(22) Liens on any real property constituting exceptions to title as set forth in a mortgage title policy delivered to a secured lender with respect thereto;

(23) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; provided that such Liens shall not exceed the amount of such premiums so financed;

(24) Liens in favor of the Company or a Restricted Subsidiary;

(25) Liens not otherwise covered by clauses (1) – (24) securing Debt in the aggregate amount outstanding at any time not to exceed $50.0 million; and

(26) Liens securing Debt Incurred to refinance Debt that was previously so secured (or otherwise replacing any such Lien), provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of property that is the security for a Permitted Lien hereunder.

“Permitted Refinancing Debt” means any Debt of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Company or any of its Restricted Subsidiaries; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of, plus premium, if any, and accrued and unpaid interest on the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2) the Permitted Refinancing Debt has a final maturity date no earlier than the earlier of the final maturity date of the Debt being extended, refinanced, renewed, replaced, deferred or refunded or 91 days after the final maturity date of the Notes;

(3) the Permitted Refinancing Debt has an Average Life at the time such Permitted Refinancing Debt is Incurred that is equal to or greater than the shorter of (A) the Average Life of the Debt being extended, refinanced, renewed, replaced, deferred or refunded and (B) 91 days after the Average Life of the Notes;

(4) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or a Subsidiary Guarantee, such Permitted Refinancing Debt is subordinated in right of payment to the Notes or such Subsidiary Guarantee on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Debt is not incurred by a Restricted Subsidiary if the Company is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Subsidiary Guarantor may Guarantee Permitted Refinancing Debt incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

“Receivables Sale” of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

“Redeemable Stock” of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (other than in exchange for Capital Stock of the Company that is not Redeemable Stock) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof (other than in exchange for Capital Stock of the Company that is not Redeemable Stock), in whole or in part, at any time prior to the final Stated Maturity of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain covenants—Limitation on restricted payments.”

“Registration Rights Agreements” means the registration rights agreement with respect to the old notes, dated June 2, 2014 and September 9, 2014, among the Company, the initial Subsidiary Guarantors and the Initial Purchasers relating to the Exchange Notes.

“Replacement Assets” means:

(1) properties and assets (other than cash, Cash Equivalents, or any Capital Stock or other security) that will be used in the automotive retail business, the business of the Company and its Restricted Subsidiaries as conducted on the Issue Date or any business ancillary thereto or supportive thereof and

(2) Capital Stock of any Person that is engaged in the automotive retail business, the business of the Company and its Restricted Subsidiaries as conducted on the Issue Date or any business ancillary thereto or supportive thereof and that will be merged or consolidated with or into a Restricted Subsidiary or that will become a Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Company, whether existing on or after the Issue Date, unless such Subsidiary is an Unrestricted Subsidiary.

“Revolving Credit Facility” means the Ninth Amended and Restated Revolving Credit Agreement dated as of June 20, 2013 among the Company, its subsidiaries listed therein, JPMorgan Chase Bank, N.A., as administrative agent, Comerica Bank, as floorplan agent, Bank of America, N.A., as syndication agent, U.S. Bank, N.A. and Wells Fargo Bank, N.A., as documentation agents and other lending institutions party thereto and any amendment, modification, renewal, extension, refinancing, refunding or replacement thereof in one or more agreements.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Significant Restricted Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Restricted Subsidiaries represents 10% or more of the Company’s total consolidated assets at the end of the most recent fiscal quarter for which financial information is available or 10% or more of the Company’s consolidated net revenues or consolidated operating income for the most recent four quarters for which financial information is available.

“Stated Maturity” means, when used with respect to any Debt or any installment of interest on such Debt, the dates specified in such Debt as the fixed date on which the principal of such Debt or such installment of interest, as the case may be, is due and payable.

“Subordinated Debt” means Debt of the Company or a Subsidiary Guarantor that is expressly subordinated or junior in right of payment to the Notes or a Subsidiary Guarantee, as appropriate, pursuant to a written agreement to that effect.

“Subsidiary” of any Person means:

(1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, or

(2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Guarantee” means the Guarantee by any Subsidiary Guarantor of the Company’s obligations under the Indenture.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

PLAN OF DISTRIBUTION

You may transfer new notes issued under the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer—Purpose and Effect of the Exchange Offer” and “—Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time on one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agreed to amend or supplement this prospectus during such period if so requested in order to expedite or facilitate the disposition of any new notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date of this document, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of exchanging old notes for new notes pursuant to the exchange offer.

We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

We believe that the exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder’s tax basis and holding period in the new note will be the same as its tax basis and holding period in the corresponding old note immediately before the exchange.

LEGAL MATTERS

The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Group 1 Automotive, Inc. appearing in Group 1 Automotive, Inc.’s and subsidiaries’ Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Group 1 Automotive, Inc.’s and subsidiaries’ internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding us. The SEC’s website address is www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at http://www.group1auto.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference in this prospectus the documents listed below as filed with the SEC, and any future filings we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until the notes offering pursuant to this registration statement is terminated:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015; and

•	Our Current Reports on Forms 8-K filed on January 30, 2015, February 17, 2015, February 24, 2015, March 2, 2015, April 7, 2015 and May 8, 2015.

You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by contacting us at the following address or phone number:

Group 1 Automotive, Inc.

800 Gessner, Suite 500

Houston, Texas 77024

Attention: Darryl M. Byrman

Vice President & General Counsel

Tel: (713) 647-5700

ANNEX A:

LETTER OF TRANSMITTAL

TO TENDER

OUTSTANDING 5.000% SENIOR NOTES DUE 2022

OF

GROUP 1 AUTOMOTIVE, INC.

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED                     ,

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON         ,         (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is Wells Fargo Bank, National Association, and its contact information is as follows:

By Registered & Certified Mail:	The Exchange Agent for the Exchange Offer is: By Regular Mail or Overnight Courier:	In Person by Hand Only:

WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	WELLS FARGO BANK, N.A. 12th Floor—Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55402

By Facsimile (for Eligible Institutions only): (612) 667-6282

For Information or Confirmation by Telephone: (800) 344-5128

If you wish to exchange your issued and outstanding 5.000% Senior Notes due 2022 (“old notes”) for an equal aggregate principal amount of newly issued 5.000% Senior Notes due 2022 (“new notes”) with materially identical terms that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exchange offer, you must validly tender (and not withdraw) your old notes to the Exchange Agent prior to the Expiration Date.

We refer you to the Prospectus, dated             ,             (the “Prospectus”), of Group 1 Automotive, Inc. (the “Issuer”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange the old notes for a like aggregate principal amount of new notes. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes that were issued in book-entry form and are represented by global certificates held for the account of DTC. Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old notes.

3. You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

4. By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

5. By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of you, whether or not you are the holder;

(b) you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c) you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company; and

(d) if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreements (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights Agreements, dated as of June 2, 2014 and September 9, 2014, as applicable (the “Registration Rights Agreements”), by and among the Issuer, the guarantors named therein, and the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuer in writing at 800 Gessner, Suite 500, Houston, Texas 77024, Attention: Darryl M. Burman, Vice President & General Counsel. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuer, each of the directors of the Issuer, each of the officers of the Issuer who signs such shelf registration statement, each person who controls the Issuer within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each other holder of old notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the applicable Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreements is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreements.

6. If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

7. If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders.

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.	Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered old notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuer nor the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.	Waiver of Conditions.

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender.

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.	Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent using the contact information set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

GROUP 1 AUTOMOTIVE, INC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Group 1 Automotive, Inc.

Delaware

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”), which Group 1 Automotive, Inc. is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article Six, Part II, of our Restated Certificate of Incorporation provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the DGCL. Section 6.1 of Group 1 Realty, Inc.’s Bylaws provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the DGCL.

We entered into an indemnification agreement with each of our directors and certain of our executive officers. The indemnification agreements provide that we indemnify each of our directors and certain of our executive officers to the fullest extent permitted by the DGCL. This means, among other things, that we must indemnify the indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of Group 1 or is or was serving at the request of Group 1 as a director, officer, employee or agent of another corporation or other entity if the indemnitee acted in good faith and, in the case of conduct in his or her official capacity, in a manner he or she reasonably believed to be in the best interests of Group 1 and, in all other cases, not opposed to the best interests of Group 1. Also, the indemnification agreements require that we advance expenses in defending such an action provided that the indemnitee undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification.

In general, the disinterested directors on the board of directors or a committee of the board of directors designated by majority vote of the board of directors have the authority to determine an indemnitee’s right to indemnification. However, such determination may also be made by (i) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or (ii) the stockholders.

All agreements and obligations of Group 1 contained in the indemnification agreements with our directors and certain of our executive officers (i) continue during the period the indemnitee is a director or officer of Group 1 (or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise) and (ii) continue thereafter so long as the indemnitee is subject to any possible proceeding for which the indemnitee is entitled to indemnification (notwithstanding the fact that the indemnitee has ceased to serve Group 1).

We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Additionally, Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware limited liability company that is a registrant hereunder provides generally for the indemnification of the members of each respective limited liability company.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Texas

Pursuant to Section 1.106 of the Texas Business Organizations Code (the “TBOC”), the indemnification provisions set forth in the TBOC are applicable to most entities established in the state of Texas, including corporations, limited liability companies and limited partnerships.

Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person acted in good faith, (ii) reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (iii) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful and (iv) that the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include judgments, penalties or fines, except for certain circumstances where indemnification cannot be given at all. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided in the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

The limited partnership agreement of each Texas limited partnership that is a registrant hereunder (the “Texas LP Registrants”) provides that the Texas LP Registrant, its receiver, or its trustee, shall indemnify, hold harmless, and pay all judgments and claims against its general partner relating to any liability or damage incurred or suffered by its general partner by reason of any act preformed or omitted to be performed by its general partner or its agents or employees in connection with such Texas LP Registrant’s business, including reasonable attorneys’ fees incurred by its general partner in connection with the defense of any claim or action based on any such act or omission, except to the extent indemnification is prohibited by law. Such liability or damage caused by its general partner’s acts or omissions in connection with such Texas LP Registrant’s business includes but is not limited to all liabilities under federal and state securities laws and any attorneys’ fees incurred by its general partner in connection with the defense of any action based on such acts or omissions, which attorneys’ fees may be paid as incurred. Any indemnification required to be made by a Texas LP Registrant will be made promptly following the fixing of any loss, liability or damage incurred or suffered. If, at any time, a Texas LP Registrant has insufficient funds to provide such indemnification, it will provide such indemnification if and as the Texas LP Registrant generates sufficient funds, and prior to any distribution to its partners.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Under the provisions of Chapter 8 of the TBOC, and the bylaws of each Texas corporation that is a registrant hereunder (the “Texas Incorporated Registrants”), a Texas Incorporated Registrant may indemnify its directors, officers, employees and agents and purchase and maintain liability insurance for those persons. Chapter 8 of the TBOC provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation’s best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

The articles of incorporation of each Texas Incorporated Registrant provide for indemnification of its directors to the full extent permitted by applicable law. The bylaws provide, in general, that it will indemnify its directors under the circumstances permitted under the TBOC. If Texas law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law.

California

Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

Kansas

The Kansas Revised Limited Liability Company Act, K.S.A. 17-7662 et seq., as amended, provides in K.S.A. 17-7670(a) that subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Further, K.S.A. 17-7670(b) provides that to the extent that a present or former member, manager, officer, employee or agent of a limited liability company has been successful on the merits or otherwise as a plaintiff in an action to determine that the plaintiff is a member of a limited liability company or in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member, manager, officer, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a member, manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or in defense of any claim, issue or matter therein, such member, manager, officer, employee or agent shall be indemnified by the limited liability company against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

The Amended and Restated Operating Agreements of Baron Development Company, LLC and Baron Leasehold, LLC provide that each company may indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a member of the company, manager, officer, employee or agent of the company, or is or was serving at the request of the Company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the member of the company determines that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that the person did or did not act in good faith and in a manner which he reasonably believed to be in the best interest of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Each company shall fund its indemnification described above in such manner and to such extent as the member of the company may deem proper.

Maryland

The Amended and Restated Operating Agreement (the “Operating Agreement”) of the Maryland limited liability company that is a guarantor (the “Maryland Guarantor”) provides that to the full extent permitted by S.C. Code Ann. § 33-44-303, all members are released from liability for damages and other monetary relief on account of any act, omission, or conduct in the member’s managerial capacity. Under the Operating Agreement, the Maryland Guarantor may indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Maryland Guarantor) by reason of the fact that he is or was a member of the Maryland Guarantor, manager, officer, employee or agent of the Maryland Guarantor, or is or was serving at the request of the Maryland Guarantor, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the member determines that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Maryland Guarantor, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not in itself create a presumption that the person did or did not act in good faith and in a manner which he reasonably believed to be in the best interest of the Maryland Guarantor, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Nevada

The Nevada Revised Statutes permits the indemnification of directors, employees, officers and agents of Nevada corporations. The applicable Bylaws for each of the registrants incorporated in Nevada (the “Nevada Corporate Guarantors”) provide that we will indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Revised Statutes further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Revised Statutes provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Revised Statutes provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Revised Statutes provides that indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Revised Statutes, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The bylaws of each of the Nevada Corporate Guarantors provides that the corporation shall indemnify, to the fullest extent permitted by Nevada law, any person who is or was or has agreed to become a director or officer of the such Nevada Corporate Guarantor or is or was serving or has agreed to serve at the request of the Nevada Corporate Guarantor as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. The bylaws of each of the Nevada Corporate Guarantors further provide for advancement of expenses as permitted under Nevada law.

Under Sections 86.411 through 86.451 of Nevada Revised Statutes, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the limited liability company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

To the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the company shall indemnify him or her against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an indemnitee may be indemnified under Nevada law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the limited liability company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the limited liability company, where the suit is settled, an indemnitee may be indemnified under Nevada law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the limited liability company except that if the indemnitee is adjudged to be liable for a breach of fiduciary duty or misconduct, fraud, or a knowing violation of law in the performance of his or her duty to the limited liability company, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Nevada law, if provided in the articles of organization, operating agreement or separate agreement, expenses incurred by a manager or member of the limited liability company in defending a civil or criminal action, suit, or proceeding may be paid by the limited liability company in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the manager or member to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the limited liability company. The limited liability company may also advance expenses incurred by other personnel of the limited liability company upon such terms and conditions, if any, that may be provided under any contract or otherwise by law. The articles of organization and operating agreement of each of the limited liability company registrants formed in Nevada (the “Nevada LLC Guarantors”) do not contain any provisions relative to the advancement of expenses.

The operating agreements for each of the Nevada LLC Guarantors provides for the indemnification of the member, managers officers, employee and agents of the Nevada LLC Guarantor to the fullest extent permitted by the Nevada Limited Liability Company Act as determined by the Member.

Indemnification or advancement of expenses authorized in or ordered by a court pursuant to applicable Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to applicable Nevada law or for the advancement of expenses made pursuant to applicable Nevada law may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or the manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Right to indemnification or advancement of expenses authorized in or ordered by a court pursuant to applicable Nevada law continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person

The foregoing statutes do not affect a director’s, officer’s, manager’s or member’s responsibilities under any other law, such as the federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Oklahoma

Section 1031 of the Oklahoma General Corporation Act authorizes the indemnification of directors and officers under certain circumstances. The Oklahoma General Corporation Act provides for indemnification of a corporation’s officers and directors against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, other than an action by or in the right of corporation. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful and (b) expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit by or in the right of the corporation brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of the corporation, or any other corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, provided the actions were in good faith and were reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

South Carolina

Ivory Auto Properties of South Carolina, LLC is organized under the laws of the State of South Carolina.

Under Section 33-44-403 of the South Carolina Limited Liability Company Act, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The Amended and Restated Operating Agreement of Ivory Auto Properties of South Carolina, LLC provides that the company may indemnify any person who was or is a defendant or is threated to be made a defendant to any threatened, pending or completed action, suit or proceeding (other than an action by or in right of the company) by reason of the fact that he is or was a member, manager, officer, employee or agent of the company, or is or was serving at request of the company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the member of the company determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any such action, suit or proceeding shall not in itself create a presumption that such person did or did not act in good faith and in a manner he reasonably believed to be in the best interest of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The company shall fund such indemnification obligations in such a manner and to such extent as the member of the company may from time to time deem proper.

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of the registrants under the Securities Act of 1933 or the Securities Exchange Act of 1934, as indicated in parentheses.

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Group 1 Automotive, Inc.’s Registration Statement on Form S-1 (Registration No. 333-29893)).

3.2	Amended and Restated Bylaws of Group 1 Automotive, Inc. (Incorporated by reference to Exhibit 3.1 of Group 1 Automotive, Inc.’s Current Report on Form 8-K (File No. 001-13461) filed November 13, 2007).

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of June 2, 2014, by and among Group 1 Automotive, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Group 1 Automotive, Inc.’s Current Report on Form 8-K (File No. 001-13461) filed June 2, 2014).

4.2	Form of 5.000% Senior Notes due 2022 (included as Exhibit A to Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of June 2, 2014, by and among Group 1 Automotive, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.3 to Group 1 Automotive, Inc.’s Current Report on Form 8-K (File No. 001-13461) filed June 2, 2014).

4.5	Registration Rights Agreement, dated as of September 9, 2014, by and among Group 1 Automotive, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.1 to Group 1 Automotive, Inc.’s Current Report on Form 8-K (File No. 001-13461) filed September 11, 2014).

**5.1	Opinion of Vinson & Elkins L.L.P

**5.2	Opinion of Porter Hedges LLP

**5.3	Opinion of Venable LLP

**5.4	Opinion of Foulston Siefkin LLP

**5.5	Opinion of Haynsworth Sinkler Boyd, P.A.

**5.6	Opinion of Woodburn and Wedge

*12.1	Computation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of Ernst & Young LLP

**23.2	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

**23.3	Consent of Porter Hedges LLP (included as part of Exhibit 5.2 hereto).

**23.4	Consent of Venable LLP (included as part of Exhibit 5.3 hereto).

**23.5	Consent of Foulston Siefkin LLP (included as part of Exhibit 5.4 hereto).

**23.7	Consent of Haynsworth Sinkler Boyd, P.A. (included as part of Exhibit 5.5 hereto).

**23.8	Consent of Woodburn and Wedge (included as part of Exhibit 5.6 hereto).

**24.1	Power of Attorney (included on signature pages to the original Registration Statement).

**25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

*	Filed herewith.
**	Filed previously.

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total Dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d)	any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Group 1 Automotive, Inc.

By:	/s/ Earl J. Hesterberg
Earl J. Hesterberg
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

/s/ Earl J. Hesterberg Earl J. Hesterberg	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* John L. Adams	Chairman, Board of Directors

* Lincoln da Cunha Pereira Filho	Director

* J. Terry Strange	Director

* Max P. Watson, Jr.	Director

* MaryAnn Wright	Director

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Advantagecars.com, Inc., a Delaware corporation

Amarillo Motors-F, Inc., a Delaware corporation

Bob Howard Automotive-East, Inc., an Oklahoma corporation

Bob Howard Chevrolet, Inc., an Oklahoma corporation

Bob Howard Dodge, Inc., an Oklahoma corporation

Bob Howard Motors, Inc., an Oklahoma corporation

Bob Howard Nissan, Inc., an Oklahoma corporation

Chaperral Dodge, Inc., a Delaware corporation

GPI CA-DMII, Inc., a Delaware corporation

GPI CA-F, Inc., a Nevada corporation

GPI CA-SH, Inc., a Nevada corporation

GPI CA-SV, Inc., a Delaware corporation

GPI CA-TII, Inc., a Delaware corporation

GPI KS Motors, Inc., a Delaware corporation

GPI KS-SB, Inc., a Delaware corporation

GPI KS-SH, Inc., a Delaware corporation

GPI KS-SK, Inc., a Delaware corporation

GPI OK-HII, Inc., a Nevada corporation

GPI OK-SH, Inc., a Delaware corporation

GPI SAC-T, Inc., a Delaware corporation

GPI SC, Inc., a Delaware corporation

GPI SD-DC, Inc., a Delaware corporation

GPI TX-ARGMIII, Inc., a Nevada corporation

GPI TX-DMII, Inc., a Nevada corporation

GPI TX-EPGM, Inc., a Delaware corporation

GPI TX-F, Inc., a Delaware corporation

GPI TX-HGM, Inc., a Delaware corporation

GPI TX-HGMII, Inc., a Nevada corporation

GPI TX-NVI, Inc.,a Nevada corporation

GPI TX-SBII, Inc., a Delaware corporation

GPI TX-SBIII, Inc., a Nevada corporation

GPI TX-SHII, Inc., a Delaware corporation

GPI TX-SK, Inc., a Delaware corporation

GPI TX-SKII, Inc.,a Nevada corporation

GPI TX-SV, Inc., a Delaware corporation

GPI TX-SVII, Inc., a Delaware corporation

GPI TX-SVIII, Inc., a Delaware corporation

Howard-GM II, Inc., a Delaware corporation

Howard-GM, Inc., a Delaware corporation

Howard-H, Inc., a Delaware corporation

Howard-HA, Inc., a Delaware corporation

Howard-SB, Inc., a Delaware corporation

Kutz-N, Inc., a Delaware corporation

Lubbock Motors, Inc., a Delaware corporation

Lubbock Motors-F, Inc., a Delaware corporation

Lubbock Motors-GM, Inc., a Delaware corporation

Lubbock Motors-S, Inc., a Delaware corporation

Lubbock Motors-SH, Inc., a Delaware corporation

Lubbock Motors-T, Inc., a Delaware corporation

Maxwell Ford, Inc., a Delaware corporation

Maxwell-GMII, Inc., a Delaware corporation

Maxwell-N, Inc., a Delaware corporation

Maxwell-NII, Inc., a Delaware corporation

McCall-F, Inc., a Delaware corporation

McCall-H, Inc., a Delaware corporation

McCall-HA, Inc., a Delaware corporation

McCall-N, Inc., a Delaware corporation

McCall-SB, Inc., a Delaware corporation

McCall-T, Inc., a Delaware corporation

McCall-TII, Inc.,a Delaware corporation

McCall-TL, Inc., a Delaware corporation

Mike Smith Automotive-H, Inc., a Delaware corporation

Mike Smith Automotive-N, Inc., a Texas corporation

Mike Smith Autoplaza, Inc., a Texas corporation

Mike Smith Autoplex Dodge, Inc., a Texas corporation

Mike Smith Autoplex, Inc., a Texas corporation

Mike Smith Autoplex-German Imports, Inc., a Texas corporation

Mike Smith Imports, Inc., a Texas corporation

Miller Automotive Group, Inc., a California corporation

Miller Family Company, Inc., a California corporation

Miller-DM, Inc., a Delaware corporation

Rockwall Automotive-F, Inc., a Delaware corporation

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Frank Grese, Jr.	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President and Director

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Bohn Holdings, Inc., a Delaware corporation

Danvers-S, Inc., a Delaware corporation

Danvers-SB, Inc., a Delaware corporation

Danvers-T, Inc., a Delaware corporation

Danvers-TII, Inc., a Delaware corporation

Danvers-TIII, Inc., a Delaware corporation

Danvers-TL, Inc., a Delaware corporation

GPI AL-N, Inc., a Delaware corporation

GPI GA Holdings, Inc.,a Delaware corporation

GPI MD-SB, Inc., a Delaware corporation

GPI MS-H, Inc., a Delaware corporation

GPI MS-N, Inc., a Delaware corporation

GPI MS-SK, Inc., a Delaware corporation

GPI NH-T, Inc., a Delaware corporation

GPI NH-TL, Inc., a Delaware corporation

GPI NY Holdings, Inc., a Nevada corporation

GPI SC Holdings, Inc., a Delaware corporation

Group 1 FL Holdings, Inc., a Delaware corporation

NJ-DM, Inc., a Delaware corporation

NJ-H, Inc., a Delaware corporation

NJ-HAII, Inc., a Delaware corporation

NJ-SV, Inc., a Delaware corporation

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President and Director

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

GPI AL-SB, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of GPI AL-N, Inc., in its capacity as the sole member of GPI AL-SB, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

GPI FL-A, LLC, a Nevada limited liability company

GPI FL-H, LLC, a Delaware limited liability company

GPI FL-VW, LLC, a Delaware limited liability company

GPI FL-VWII, LLC, a Delaware limited liability company

Key Ford, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Group 1 FL Holdings, Inc., in its capacity as the sole member of GPI FL-A, LLC, GPI FL-H, LLC, GPI FL-VW, LLC, GPI FL-VWII, LLC and Key Ford, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

GPI NJ-HA, LLC, a Nevada limited liability company GPI NJ-HII, LLC, a Nevada limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of NJ-H, Inc., in its capacity as the sole member of GPI NJ-HA, LLC and GPI NJ-HII, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

GPI NJ-SB, LLC, a Nevada limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of NJ-DM, Inc., in its capacity as the sole member of GPI NJ-SB, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact	-

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

GPI GA-CGM, LLC, a Nevada limited liability company

GPI GA-DM, LLC, a Delaware limited liability company

GPI GA-FII, LLC, a Delaware limited liability company

GPI GA-FIII, LLC, a Delaware limited liability company

GPI GA-FM, LLC, a Nevada limited liability company

GPI GA-FV, LLC, a Nevada limited liability company

GPI GA-SU, LLC, a Nevada limited liability company

GPI GA-T, LLC, a Delaware limited liability company

GPI GA-TII, LLC, a Nevada limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman

Vice President of GPI GA

Holdings, Inc., in its capacity as the sole member of GPI GA-CGM, LLC, GPI GA-DM, LLC, GPI GA-FII, LLC, GPI GA-FIII, LLC, GPI GA-FM, LLC, GPI GA-FV, LLC, GPI GA-SU, LLC, GPI GA-T, LLC and GPI GA-TII, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

GPI LA-SH, LLC, a Delaware limited liability company Harvey GM, LLC, a Delaware limited liability company Harvey Operations-T, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Bohn Holdings, Inc., in its capacity as the sole member of Bohn Holdings, LLC, in its capacity as the sole member of GPI LA-SH, LLC, Harvey GM, LLC and Harvey Operations-T, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Harvey Ford, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman

Vice President of Bohn Holdings, Inc., in its capacity as the sole member of Bohn Holdings, LLC, in its capacity as the sole member of Bohn-II, LLC, in its capacity as the sole member of Harvey Ford, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

GPI NY-DM, LLC, a Nevada limited liability company GPI NY-FV, LLC, a Nevada limited liability company GPI NY-SB, LLC, a Nevada limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of GPI NY Holdings, Inc., in its capacity as the sole member of GPI NY-DM, LLC, GPI NY-FV, LLC and GPI NY-SB, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

GPI SC-A, LLC, a Delaware limited liability company

GPI SC-SB, LLC, a Delaware limited liability company

GPI SC-SBII, LLC, a Delaware limited liability company

GPI SC-T, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of GPI SC Holdings, Inc., in its capacity as the sole member of GPI SC-A, LLC, GPI SC-SB, LLC, GPI SC-SBII, LLC and GPI SC-T, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Danvers-SU, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Group 1 Automotive, Inc., in its capacity as the sole member of Group 1 Holdings-S, L.L.C., in its capacity as the sole member of Danvers-SU, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

GPI, Ltd., a Texas limited partnership Rockwall Automotive-DCD, Ltd., a Texas limited partnership

By;	Group 1 Associates, Inc., its general partner

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

/s/ Earl J. Hesterberg Earl J. Hesterberg	President of Group 1 Associates, Inc. (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President of Group 1 Associates, Inc. (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Group 1 Associates, Inc., in its capacity as the general partner of GPI, Ltd. and Rockwall Automotive-DCD, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Danvers-N, Inc., a Delaware corporation

Danvers-NII, Inc., a Delaware corporation

FMM, Inc., a California corporation

GPI CA-NIII, Inc., a Delaware corporation

GPI CC, Inc., a Delaware corporation

GPI TX-FII, Inc., a Delaware corporation

Group 1 Funding, Inc., a Delaware corporation

Group 1 LP Interests-DC, Inc., a Delaware corporation

Millbro, Inc., a California corporation

Miller Infiniti, Inc., a California corporation

Miller Nissan, Inc., a California corporation

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President and Director (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Group 1 Realty, Inc., a Delaware corporation

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

/s/ Earl J. Hesterberg Earl J. Hesterberg	Chief Executive Officer (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	President and Director (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Baron Development Company, LLC, a Kansas limited liability company

G1R Florida, LLC, a Delaware limited liability company

G1R Mass, LLC, a Delaware limited liability company

Ivory Auto Properties of South Carolina, LLC,

a South Carolina limited liability company

Tate CG, L.L.C., a Maryland limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman

Vice President of Group 1 Realty, Inc., in its capacity as the sole member of Baron Development Company, LLC, G1R Florida, LLC, G1R Mass, LLC, Ivory Auto Properties of South Carolina, LLC and Tate GC, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Baron Leasehold, LLC, a Kansas limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Group 1 Realty, Inc., in its capacity as the sole member of Baron Development Company, LLC, in its capacity as the sole member of Baron Leasehold, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Group 1 Holdings-DC, L.L.C., a Delaware limited liability company

Group 1 Holdings-F, L.L.C., a Delaware limited liability company

Group 1 Holdings-GM, L.L.C., a Delaware limited liability company

Group 1 Holdings-H, L.L.C., a Delaware limited liability company

Group 1 Holdings-N, L.L.C., a Delaware limited liability company

Group 1 Holdings-S, L.L.C., a Delaware limited liability company

Group 1 Holdings-T, L.L.C., a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman

Vice President of Group 1 Automotive, Inc., in its capacity as the sole member of Group 1 Holdings-DC, L.L.C., Group 1 Holdings-F, L.L.C., Group 1 Holdings-GM, L.L.C., Group 1 Holdings-H, L.L.C., Group 1 Holdings-N, L.L.C., Group 1 Holdings-S, L.L.C. and Group 1 Holdings-T, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Group 1 Associates, Inc., a Delaware corporation

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

/s/ Earl J. Hesterberg Earl J. Hesterberg	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Bohn Holdings, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Bohn Holdings, Inc., in its capacity as the sole member of Bohn Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Group 1 Associates Holdings, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Group 1 Associates, Inc., in its capacity as the sole member of Group 1 Associates Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Ira Automotive Group, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Danvers-T, Inc., in its capacity as the sole member of Ira Automotive Group, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Howard-DCIII, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Frank Grese Jr.	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Group 1 Automotive, Inc., in its capacity as the sole member of Howard-DCIII, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

GPI LA-FII, a Delaware limited liability company

By:	/s/ Darryl M. Burman

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

* Frank Grese Jr.	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Bohn Holdings, Inc., in its capacity as the sole member of Bohn Holdings, LLC, in its capacity as the sole member of GPI LA-FII, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

GPI GA Liquidation, LLC, a Delaware limited liability company
GPI GA-F, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of GPI GA Holdings, Inc., in its capacity as the sole member of GPI GA Liquidation, LLC and GPI GA-F, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

Bohn-FII, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 8th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Bohn Holdings, Inc., in its capacity as the sole member of Bohn Holdings, LLC, in its capacity as the sole member of Bohn-FII, LLC